   As filed with the Securities and Exchange Commission on February 9, 1996.
                                                 Registration No. [____________]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            PS GROUP HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                            7359                    33-0692068
  (State or other jurisdiction       (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization)     Classification Code Number)     Identification No.)

                    4370 La Jolla Village Drive, Suite 1050
                              San Diego, CA  92122
                                 (619) 642-2999
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                 JOHANNA UNGER
                    Vice President, Controller and Secretary
                            PS Group Holdings, Inc.
                    4370 La Jolla Village Drive, Suite 1050
                              San Diego, CA  92122
                                 (619) 642-2999
(Name, address including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                               HENRY LESSER, ESQ.
                                Irell & Manella
                       Suite 3300, 333 South Hope Street
                         Los Angeles, California 90071
                                 (213) 620-1555

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the reorganization described herein.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]


                                CALCULATION OF REGISTRATION FEE
================================================================================================
Title of Each Class          Amount        Proposed Maximum    Proposed Maximum     Amount of
of Securities to be           to be         Offering Price    Aggregate Offering   Registration
    Registered             Registered          Per Unit             Price              Fee
------------------------------------------------------------------------------------------------
Common Stock, $1.00
 per value                6,068,313              N/A                 N/A            $20,795/*/
================================================================================================

/*/ Registration fee was determined pursuant to rule 457(f)(1) under the Securities Act of 1933 by reference to the market value as of February 7, 1996 (as determined pursuant to Rule 457(c) under the Securities Act of 1933) of the common stock of PS Group, Inc., which is proposed to be received by the Registrant in exchange for the securities registered on this Form.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                            PS GROUP HOLDINGS, INC.

        Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

                   Item of Form S-4                                 Location in the Prospectus
                   ----------------                                 --------------------------
A.  INFORMATION ABOUT THE TRANSACTION

1.  Forepart of Registration Statement and Outside
    Front Cover Page of Prospectus...................   Forepart of Registration Statement; Outside
                                                        Front Cover Page of Prospectus/Proxy Statement
2.  Inside Front and Outside Back Cover pages of
    Prospectus.......................................   Forepart of Prospectus/Proxy Statement;
                                                        Available Information; Table of Contents
3.  Risk Factors, Ratio of Earnings to Fixed
    Charges and other Information....................   Summary; Forepart of Prospectus/Proxy Statement;
                                                        Special Considerations
4.  Terms of the Transaction.........................   Summary; Forepart of Prospectus/Proxy Statement;
                                                        Special Considerations; The Annual Meeting; The
                                                        Reorganization
5.  Pro Forma Financial Information..................   Not applicable
6.  Material Contacts with the Company Being
    Acquired.........................................   Not applicable
7.  Additional Information Required for Reoffering
    by Persons and Parties Deemed to Be
    Underwriters.....................................   Not applicable
8.  Interests of Named Experts and Counsel...........   Legal Matters
9.  Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities......................................   Not applicable

B.  INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants.....   Not applicable
11.  Incorporation of Certain Information by
     Reference.......................................   Not applicable
12.  Information with Respect to S-2 or S-3
     Registrants.....................................   Not applicable
13.  Incorporation of Certain Information by
     Reference.......................................   Not applicable

14.  Information with Respect to Registrants Other
     Than S-3 or S-2 Registrants.....................   Not applicable

C.   INFORMATION ABOUT THE COMPANY BEING
     ACQUIRED

15.  Information with Respect to S-3 Companies.......   Not applicable
16.  Information with Respect to S-2 or S-3
     Companies.......................................   Not applicable
17.  Information with Respect to Companies Other
     Than S-3 or S-2 Companies.......................   Not applicable

D.   VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or
     Authorizations are to be Solicited..............   Forepart of Prospectus/Proxy Statement; Summary;
                                                        The Annual Meeting; Election of Directors;
                                                        Executive Compensation; Beneficial Ownership of
                                                        Directors and Officers; Beneficial Ownership of
                                                        Principal Stockholders; The Reorganization
19.  Information if Proxies, Consents or
     Authorizations are not to be Solicited
     or in an Exchange Offer.........................   Not applicable

                                     (ii)

                   PRELIMINARY COPY, SUBJECT TO COMPLETION

                                 PS GROUP, INC.


                              [____________], 1996


Dear Stockholder:

  Enclosed is a Notice of Annual Meeting, a Prospectus/Proxy Statement and a proxy card for the 1996 Annual Meeting of Stockholders of PS Group, Inc. (the "Company"). At the Annual Meeting you will be asked to elect two directors nominated by the Board, with terms expiring in 1999, and to consider a stockholder proposal (if properly presented) which your Board recommends your vote against. In addition, you will also be asked to consider and vote upon an Agreement and Plan of Reorganization pursuant to which the Company would become a wholly-owned subsidiary of PS Group Holdings, Inc. ("Holdings"), a newly-formed company organized under the laws of the State of Delaware which is currently a wholly-owned subsidiary of the Company (the "Reorganization"). Upon consummation of the Reorganization, each outstanding share of the Company's common stock will be converted into one share of common stock of Holdings and the Company will be a wholly-owned subsidiary of Holdings.

  The sole purpose of the Reorganization is to help preserve the Company's substantial net operating loss carryforwards, investment tax credit carryforwards and other tax benefits (the "Tax Benefits") for use in offsetting future taxable income. As of December 31, 1994, the last year for which the Company has filed tax returns, the Company believes it had an $83.4 million federal net operating loss carryforward and a $12.5 million federal investment tax credit carryforward, in addition to other state and federal tax benefits. Assuming the Company has sufficient future taxable income to use all of the Tax Benefits, the Tax Benefits could be of great value to the Company.

  As the Company has previously indicated to stockholders, certain transfers of shares of the Company's common stock could result in the occurrence of an "ownership change" for income tax purposes, which would limit the ability of the Company to use the Tax Benefits. The Company estimates that, based on the Tax Benefits as of December 31, 1994 summarized above, if an "ownership change" had occurred in February, 1996, the Company's utilization of its Tax Benefits would be limited to a maximum potential amount of approximately $3.3 million a year for 15 years, or an aggregate maximum potential amount of approximately $50 million (again, assuming that the Company would otherwise have income against which the reduced amount of Tax Benefits could be utilized). In addition, if an "ownership change" were to occur, the resulting limitation on the Company's ability to use the Tax Benefits would result in a significant increase in the net deferred tax liability shown on the Company's financial statements, which would cause a corresponding reduction in the Company's net income and stockholders' equity on its financial statements in the year of an ownership change.

  The Company currently does not generally have the ability to prevent transfers of its common stock that could result in an "ownership change." The Reorganization will help decrease the risk that an "ownership change" will occur by including certain transfer restrictions in Holdings' Restated Certificate of Incorporation and certain legends on the certificates representing the common stock of Holdings, which will be issued to stockholders in exchange for their common stock in the Company on a share-for-share basis. A number of other publicly-traded companies, including Navistar International Corp., The Hallwood Group Incorporated, Foodbrands America, Inc. and ERC Industries, Inc. have enacted similar transfer restrictions in order to preserve tax benefits.

  The proposed transfer restrictions are intended to bind all holders of shares of the Company's common stock outstanding at the effective time of the Reorganization (the "Effective Time") and will apply both to shares of Holdings common stock issued in exchange for those shares of Company common stock outstanding at such effective time and to shares of Holdings common stock issued thereafter. Transfers of shares of Company common stock occurring prior to the effective time of the Reorganization (the "Effective Time") will not be restricted and all holders of Company common stock as of the Effective Time will receive shares of Holdings common stock in exchange for their Company shares. However, if the Reorganization is consummated, subsequent transfers of those Holdings shares will be subject to the transfer restrictions. Accordingly, persons who become "5-percent shareholders" of the Company (for purposes of the applicable federal income tax regulations relating to "ownership changes") on or after February __, 1996 and prior to the consummation of the Reorganization will be prohibited, unless expressly permitted by the Board of Directors of Holdings, from disposing of their Holdings shares while the transfer restrictions are in effect.

  In contrast this prohibition will not apply to certain transfers by "Preexisting 5-Percent Shareholders." This term applies to specified persons who had made Securities and Exchange Commission filings reporting their ownership of more than 5% of PS Group common stock as of February __, 1996 (the day before we first publicly announced our proposal for the Reorganization) or who establish to the satisfaction of the Holdings board that they were the direct or indirect owners of 5% or more of the Company's common stock (for purposes of the applicable federal income tax regulations) on February __, 1996. These "Preexisting 5-Percent Shareholders" will be permitted to transfer those shares of Holdings that are issued in the Reorganization in exchange for the shares of the Company they owned on February __, 1996 provided, in general, such transfers do not result in a new holder of 5% of the stock or increase the ownership percentage of an existing holder of 5%. Transfers of interests in these "Preexisting 5-Percent Shareholders" (as distinct from transfers of shares of Holdings owned by them after the Effective Time) will not be restricted.

  Since the sole purpose of the Reorganization is to implement the transfer restrictions described above, there will be no change in the operations of the Company as a result of the Reorganization. Immediately following the Reorganization, the sole activity of Holdings will be to hold 100% of the stock of the Company. The consolidated assets, liabilities and stockholders' equity of Holdings following the Reorganization will be the same as the consolidated assets, liabilities and stockholders' equity of the Company immediately prior to the Reorganization. The directors and officers of Holdings following the Reorganization will be identical to the directors and officers of the Company prior to the Reorganization. Except for the transfer restrictions, the terms of the Holdings shares will be substantially identical to the terms of the Company shares for which they are exchanged and will, as Company common stock presently is, be listed on the New York and Pacific Stock Exchanges.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE REORGANIZATION PROPOSAL AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSAL.

  The accompanying Prospectus/Proxy Statement provides detailed information about the Reorganization, including a description of the effects of the Reorganization on the rights of stockholders. Also enclosed is an Annual Report to Stockholders for the year ended December 31, 1995. Please give these documents your careful attention.

  In view of the importance of the action to be taken and to save your company the cost of further proxy solicitation, we urge you to complete, sign, and date your proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have previously mailed your proxy.

                              Sincerely,


                              [Signature]

                              Charles E. Rickershauser, Jr.
                              Chairman of the Board and Chief Executive Officer

                                 PS GROUP, INC.
                    4370 LA JOLLA VILLAGE DRIVE, SUITE 1050
                              SAN DIEGO, CA 92122
                                 (619) 642-2999

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON [___________], 1996

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of PS Group, Inc. (the "Company") will be held at [_________________________________], located at [__________________], Los Angeles, California, on [____________],
1996 at [_________], Pacific Time, for the following purposes:

     1. To elect two directors, with terms expiring in 1999;

     2. To consider a proposal to adopt an Agreement and Plan of Reorganization pursuant to which (a) the Company will, subject to necessary approvals, become a wholly-owned subsidiary of a newly-formed Delaware corporation known as "PS Group Holdings, Inc." ("Holdings") and (b) each outstanding share of common stock of the Company will become, by operation of law, one share of common stock of Holdings (the "Reorganization"). The sole purpose of the Reorganization is to help preserve the Company's substantial tax net operating loss carryforwards, investment tax credit carryforwards and other tax benefits for use in offsetting future taxable income. Certain transfers of shares of the Company's common stock could result in the occurrence of an "ownership change" for income tax purposes, which would severely limit the Company's ability to use these tax benefits. The Company currently does not generally have the ability to prevent transfers of its common stock that could result in an "ownership change." The Reorganization will help decrease the risk that an "ownership change" will occur by including certain transfer restrictions in Holdings' Restated Certificate of Incorporation and certain legends on the certificates representing the common stock of Holdings, which will be issued to stockholders in exchange for their common stock in the Company on a share-for-share basis. The directors and officers of Holdings following the Reorganization will be identical to the directors and officers of the Company prior to the Reorganization. Immediately following the Reorganization, Holdings' Restated Certificate of Incorporation will be substantially identical to the Company's Certificate of Incorporation immediately prior to the Reorganization, except for the Transfer Restrictions, and Holdings' By-laws will, with one non-substantive exception, be substantially identical to the Company's By-laws. Immediately following the Reorganization, Holdings will have the same consolidated assets, liabilities and stockholders' equity as the Company immediately prior to the Reorganization. The authorized equity capital of Holdings following the Reorganization will be the same as the authorized equity capital of the Company immediately prior to the Reorganization;

      3. To consider and act upon a stockholder proposal, if properly presented at the meeting by the proposing stockholder or his representative; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors of the Company has fixed [__________], 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournment or adjournments thereof.

  PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

  PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR STOCK AT THIS TIME. IF THE REORGANIZATION IS CONSUMMATED, YOU WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                                   By Order of the Board of Directors


                                   [Signature]

                                   Johanna Unger
                                   Secretary

[________________], 1996
San Diego, California

                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 1996

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                6,068,313 Shares

                            PS GROUP HOLDINGS, INC.

                                  Common Stock

                                   PROSPECTUS

                                _______________

                                 PS GROUP, INC.

                                PROXY STATEMENT


     This Prospectus/Proxy Statement is being furnished by PS Group, Inc. (the "Company") to the holders of its common stock, $1.00 par value ("Company Common Stock"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Company Board") for use at the Annual Meeting of Stockholders to be held at [____________________________], located at [_________________], Los Angeles, California, on [__________], 1996, at
[_________], Pacific Time, and at any adjournment or adjournments thereof (the "Annual Meeting").

     At the Annual Meeting, the holders of record of Company Common Stock, as of the close of business on [__________], 1996 (the "Record Date"), will be asked to elect two directors, with terms expiring in 1999. In addition, the stockholders will vote on a proposal to approve an Agreement and Plan of Reorganization dated as of [__________], 1996 among the Company, PS Group Holdings, Inc., a newly-formed Delaware corporation which is currently a wholly-owned subsidiary of the Company ("Holdings"), and PSG Merger Subsidiary, Inc. a newly-formed Delaware corporation which is currently a wholly-owned subsidiary of Holdings ("Merger Sub") (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the "Reorganization"). As a result of the Reorganization, the Company will become a wholly-owned subsidiary of Holdings. This Prospectus/Proxy Statement also constitutes the prospectus of Holdings relating to shares of its common stock, $1.00 par value per share ("Holdings Common Stock"), to be issued in connection with the Reorganization. Upon consummation of the Reorganization, each outstanding share of Company Common Stock will be converted into the right to receive one share of Holdings Common Stock, and each outstanding option to acquire Company Common Stock will become an option to acquire an equivalent number of shares of Holdings Common Stock. The relative powers, designations, preferences, rights and qualifications of Holdings Common Stock will be substantially identical in all material respects to the relative powers designations, preferences, rights and qualifications of the Company Common Stock, except as described in this Prospectus/Proxy Statement.

     The sole purpose of the Reorganization is to help preserve the Company's substantial tax net operating loss carryforwards, investment tax credit carryforwards and other tax benefits (collectively, the "Tax Benefits") for use in offsetting future taxable income. The Reorganization will facilitate the imposition of certain transfer restrictions in Holdings' Restated Certificate of Incorporation (the "Holdings Certificate of Incorporation") and certain legends on the stock certificates representing Holdings Common Stock (collectively, the "Transfer Restrictions"), which should decrease the risk that an "ownership change" will occur for income tax purposes. See, generally, "THE REORGANIZATION."

     Immediately following the Reorganization, the directors and executive officers of Holdings will be the directors and executive officers, respectively, of the Company immediately prior to the Reorganization. Immediately following the Reorganization, the Holdings Certificate of Incorporation will be substantially identical to the Company's

Certificate of Incorporation (the "Company's Certificate of Incorporation") immediately prior to the Reorganization, except for the Transfer Restrictions, and Holdings' By-laws (the "Holdings By-laws") will, with one non-substantive exception, be substantially identical to the Company's By-laws (the "Company's By-laws"). Immediately following the Reorganization, Holdings will have the same consolidated assets, liabilities and stockholders' equity as the Company immediately prior to the Reorganization. The authorized equity capital of Holdings following the Reorganization will be the same as the authorized equity capital of the Company immediately prior to the Reorganization.

     Holdings has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 6,068,313 shares of Holdings Common Stock to be issued to the Company's stockholders in exchange for their Company Common Stock pursuant to the Reorganization (including the exhibits and any amendments thereto, the "Registration Statement"). This Prospectus/Proxy Statement constitutes the Prospectus of Holdings relating to Holdings Common Stock and filed as part of the Registration Statement. Following the Reorganization, Holdings, as the successor to the Company, will be a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission").

     Company Common Stock is listed on the New York Stock Exchange and Pacific
Stock Exchange under the symbol "PSG."   Following the Reorganization, Holdings
Common Stock will be listed on the New York Stock Exchange and Pacific Stock Exchange under the symbol "PSG" and Company Common Stock will be de-listed and cease to trade. On [______________], 1996, the closing price of a share of Company Common Stock on the New York Stock Exchange was $[_____].

     This Prospectus/Proxy Statement and the accompanying proxy cards are first being mailed to stockholders of the Company on or about [_________], 1996.
                                _______________

     THE SHARES OF HOLDINGS COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE REORGANIZATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     SEE "CERTAIN SPECIAL CONSIDERATIONS RELATING TO THE REORGANIZATION" FOR A DISCUSSION OF CERTAIN FACTORS THAT STOCKHOLDERS SHOULD CONSIDER PRIOR TO EXECUTING A PROXY OR CASTING A VOTE WITH RESPECT TO THE REORGANIZATION PROPOSAL.

     THIS PROSPECTUS/PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION OF PS GROUP, INC. AND PS GROUP HOLDINGS, INC. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE AVAILABILITY OF THE TAX BENEFITS SUMMARIZED HEREIN, THE AMOUNT OF OTHERWISE-TAXABLE INCOME AGAINST WHICH SUCH BENEFITS MAY BE OFFSET, AND THE EFFECT OF THE PROPOSED TRANSFER RESTRICTIONS SUMMARIZED HEREIN IN REDUCING THE RISK OF A LOSS OF SUCH TAX BENEFITS. FURTHER INFORMATION ON POTENTIAL FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF PS GROUP, INC., AND, FOLLOWING THE PROPOSED REORGANIZATION, PS GROUP HOLDINGS, INC. ARE INCLUDED IN THE COMMISSION FILINGS OF PS GROUP, INC. REFERRED TO UNDER "AVAILABLE INFORMATION" HEREIN.

                                _______________

       The date of this Prospectus/Proxy Statement is [________], 1996.


          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
 AVAILABLE INFORMATION......................................................  4
 SUMMARY....................................................................  7
 CERTAIN SPECIAL CONSIDERATIONS RELATING TO THE
  REORGANIZATION............................................................ 10
        Market Considerations............................................... 10
        Continuation of Net Operating Loss Carryforwards.................... 10
        Limitations on the Company's Ability to Use Tax Benefits............ 11
 THE ANNUAL MEETING......................................................... 12
        Matters to be Considered............................................ 12
        Shares Outstanding and Entitled To Vote; Record Date................ 12
        Votes Required...................................................... 12
        Voting, Solicitation and Revocation of Proxies...................... 13
 ELECTION OF DIRECTORS...................................................... 13
        Nominees for Director............................................... 14
        Certain Information Concerning Other Directors...................... 14
        Information Regarding the Board of Directors and its Committees..... 15
        Compensation of Directors........................................... 15
 EXECUTIVE COMPENSATION..................................................... 15
        Report On Executive Compensation.................................... 16
        Compensation Committee Interlocks and Insider Participation......... 17
        Summary Compensation Table.......................................... 17
        Stock Options....................................................... 18
        Retirement Benefits................................................. 18
        Executive Employment Agreements..................................... 20
        Stock Performance Graph............................................. 20
 BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS............................. 21
 BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS............................. 22
 COMPLIANCE WITH SECTION 16(a) OF
 THE SECURITIES EXCHANGE ACT OF 1934........................................ 23
 THE REORGANIZATION......................................................... 23
        General............................................................. 23
        Recommendation of the Board of Directors............................ 25
        Preservation of Tax Benefits........................................ 25
        Summary of Transfer Restrictions.................................... 27
        Form of the Reorganization.......................................... 30
        Effect of Reorganization Under the Rights Plan...................... 31
        Conditions to the Reorganization and Abandonment.................... 31
        Certificate of Incorporation and By-laws............................ 32
        Appraisal Rights.................................................... 32
        Board of Directors and Management of Holdings....................... 33
        Pro Forma and Comparative Financial Statements; Accounting.......... 33
        Conversion of Securities in the Reorganization...................... 34
        Exchange of Certificates............................................ 34
        Certain Federal Income Tax Consequences............................. 35
 STOCKHOLDER PROPOSAL....................................................... 35
 LEGAL MATTERS.............................................................. 37



                                                                            Page
                                                                            ----
 OTHER MATTERS............................................................   37
        Independent Auditors..............................................   37
        Stockholder Proposals.............................................   37

 APPENDIX A:  AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG PS
              GROUP, INC., PS GROUP HOLDINGS, INC. AND PSG MERGER
              SUBSIDIARY, INC.                                              A-1
 APPENDIX B:  RESTATED CERTIFICATE OF INCORPORATION OF PS GROUP
              HOLDINGS, INC. TO BE IN EFFECT IMMEDIATELY FOLLOWING
              THE REORGANIZATION                                            B-1
 APPENDIX C:  RESTATED BY-LAWS OF PS GROUP HOLDINGS, INC. TO BE IN
              EFFECT IMMEDIATELY FOLLOWING THE REORGANIZATION               C-1

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR HOLDINGS. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR SOLICITATION OF A PROXY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR HOLDINGS SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROSPECTUS/PROXY STATEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                             AVAILABLE INFORMATION

          The Company is (and, following the Reorganization, Holdings will be) subject to the informational requirements of the Exchange Act, and in accordance therewith the Company files (and, following the Reorganization, Holdings will file) reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company (and, following the Reorganization, to be filed by Holdings) may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

          Company Common Stock is traded (and, following the Reorganization, Holdings Common Stock will be traded) on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE"). Reports and other information concerning the Company (and, following the Reorganization, concerning Holdings) can also be inspected at the NYSE located at 11 Wall Street, New York, New York 10006 and at the PSE located at 301 Pine Street, San Francisco, California 94104.

          This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus/Proxy Statement as permitted by the rules and regulations of the Commission. For further information with respect to Holdings and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus/Proxy Statement as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                    SUMMARY


   The following is a brief summary of certain information contained elsewhere in this Prospectus/Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus/Proxy Statement, the appendices hereto and the documents referred to and incorporated herein, including, without limitation, the Reorganization Agreement, and Restated Certificate of Incorporation and By-laws of Holdings to be in effect immediately following the Reorganization attached as appendices hereto. Capitalized terms used in this Summary shall have the meanings given in the body of this Prospectus/Proxy Statement.

                               THE ANNUAL MEETING

   DATE, TIME AND PLACE OF THE ANNUAL MEETING AND RECORD DATE. The Annual Meeting will be held at [___________________________________________] located at
[______________________________], Los Angeles, California, on [___________],
1996, at [________], Pacific Time. Company Stockholders at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

   PURPOSES OF THE ANNUAL MEETING. At the Annual Meeting, Company Stockholders will be asked to elect two directors and consider and approve the Reorganization and such other business as may properly come before the meeting or any adjournment thereof.

                             ELECTION OF DIRECTORS

   The stockholders will be asked to elect two directors of the Company, with terms expiring in 1999. The Company Board has nominated to these positions Charles E. Rickershauser, Jr., currently a director and Chairman of the Company Board and Chief Executive Officer of the Company, and Donald W. Killian, Jr., currently a director of the Company. The affirmative vote of a plurality of shares of the Company Common Stock represented at the Annual Meeting in person or by proxy is required to elect any nominee for director.


                                 REORGANIZATION

   REASONS FOR THE REORGANIZATION. The sole purpose of the Reorganization is to help preserve the Company's Tax Benefits for use in offsetting future taxable income by decreasing the risk that an "ownership change" will occur for income tax purposes. This would be accomplished in the Reorganization through the adoption of restrictions on the transfer of the Holdings Common Stock. These restrictions will be adopted by including certain Transfer Restrictions in the Holdings Certificate of Incorporation and certain legends on the certificates representing the Holdings Common Stock, which will be issued to Company Stockholders in exchange for their Company Common Stock. The Company is proposing to adopt the Transfer Restrictions by means of the Reorganization rather than through an amendment to the Company's Certificate of Incorporation, because under the Delaware Corporate Law, if the stockholders adopted the Transfer Restrictions through an amendment to the Company's Certificate of Incorporation, the Transfer Restrictions would not be effective to prevent transfers of shares of Company Common Stock held by stockholders who do not vote in favor of the amendment. See "THE REORGANIZATION -- Preservation of Tax Benefits."

   In general, the Transfer Restrictions will prohibit, without prior approval of the Holdings Board, the direct or indirect sale, transfer, disposition, purchase or acquisition of any stock of the corporation by or to any holder (a) who beneficially owns directly or through attribution 5% or more of the stock of Holdings (as determined under Section 382 with certain modifications), or (b) who, upon the direct or indirect sale, transfer, disposition, purchase or acquisition of any shares of stock of the Holdings, would beneficially own directly or through attribution 5% or more of the stock of Holdings (as determined under Section 382, with certain modifications). See "THE REORGANIZATION -- Summary of Transfer Restrictions."

   In order to achieve what the Company Board believes to be a reasonable balance between the Company's need to prevent transfers that could cause an "ownership change" for tax purposes and the desire of Company Stockholders to be able to transfer their shares without undue restrictions, the Transfer Restrictions will contain exceptions permitting certain transfers by certain pre-existing holders of 5% or more of the Company Common Stock. See "THE REORGANIZATION -- Summary of Transfer Restrictions."

   The Transfer Restrictions are scheduled to expire on the day after the 15th anniversary of the Effective Time, unless the Holdings Board extends or accelerates such expiration date. See "THE REORGANIZATION -- Summary of Transfer Restrictions."

   CERTAIN SPECIAL CONSIDERATIONS RELATING TO THE REORGANIZATION. See "CERTAIN SPECIAL CONSIDERATIONS RELATING TO THE REORGANIZATION" for certain factors which Company Stockholders should consider carefully before voting with respect to the Reorganization.

   PARTIES TO THE REORGANIZATION. The parties to the Reorganization are the Company, Holdings and Merger Sub. The Company operates in three principal business segments: aircraft leasing; fuel sales and distribution; and oil and gas production and development. Holdings is a newly-formed Delaware corporation that was formed as a direct wholly-owned subsidiary of the Company for the purpose of becoming the parent holding company of the Company. Merger Sub is a newly-formed Delaware corporation that was formed as a direct wholly-owned subsidiary of Holdings for the purpose of consummating the Reorganization. Holdings and Merger Sub have no operating history. The principal executive offices of the Company, Holdings and Merger Sub are located at 4370 La Jolla Village Drive, Suite 1050, San Diego, California 92122, and their telephone number is (619) 642-2999.

   STRUCTURE OF THE REORGANIZATION. Pursuant to the Reorganization Agreement and subject to stockholder approval and to certain other conditions, Merger Sub will merge with and into the Company, with the Company as the surviving institution. As a result of the Reorganization, the Company will become a wholly-owned subsidiary of Holdings. Upon consummation of the Reorganization, each outstanding share of the Company Common Stock will be converted into the right to receive one share of Holdings Common Stock, and each option to acquire Company Common Stock will become an option to acquire, on identical terms, an equivalent number of shares of Holdings Common Stock. It is presently contemplated that the Reorganization will occur promptly following approval of the Reorganization by the Company Stockholders at the Annual Meeting, or as soon as practicable thereafter as the conditions to the Reorganization may be satisfied. See "THE REORGANIZATION -- General" and "-- Form of the Reorganization."

   RECOMMENDATION OF THE BOARD OF DIRECTORS. The Company Board has unanimously approved the Reorganization Agreement, subject to the receipt of stockholder approval, and unanimously recommends that stockholders of the Company approve such agreement.

   REQUIRED STOCKHOLDER APPROVAL. The affirmative vote of the holders of a majority of the issued and outstanding Company Common Stock is required to approve the Reorganization Agreement. See "THE ANNUAL MEETING -- Votes Required." As of January 31, 1996, directors and executive officers of the Company as a group (7 persons) beneficially owned 341,598 shares of the Company Common Stock (exclusive of presently exercisable stock options), which represented 5.6% of the aggregate number of votes entitled to be cast at the Annual Meeting. Such persons have indicated that they intend to vote all such shares in favor of the Reorganization Agreement. No such persons will receive any benefits pursuant to any current employment agreement or employee benefit or stock option plan as a result of the Reorganization. See, generally, "THE REORGANIZATION."

   APPRAISAL RIGHTS. Under the Delaware Corporate Law, stockholders of the Company do not have any dissenters' rights with respect to the Reorganization. See "THE REORGANIZATION -- Appraisal Rights."

   MANAGEMENT OF HOLDINGS. The directors and executive officers of Holdings consist of the same persons who currently serve as directors and executive officers of the Company. There will be no increase in the aggregate compensation and benefits of the officers and directors of the Company as a result of the Reorganization. See "THE REORGANIZATION -- Board of Directors and Management of Holdings."

   CERTAIN FEDERAL INCOME TAX CONSEQUENCES. In general, the Company believes that the stockholders of the Company will recognize neither gain nor loss for federal income tax purposes as a result of the Reorganization. However, Stockholders should consult their own tax advisor to determine the specific tax consequences of the Reorganization to them. See "THE REORGANIZATION -- Certain Federal Income Tax Consequences."

         CERTAIN SPECIAL CONSIDERATIONS RELATING TO THE REORGANIZATION


MARKET CONSIDERATIONS

   If the Reorganization occurs, holders of Company Common Stock ("Company Stockholders") of record, immediately prior to the effective time of the Reorganization (the "Effective Time"), will receive shares of Holdings Common Stock in exchange for their shares of Company Common Stock. Following the Reorganization, Holdings Common Stock will be subject to the Transfer Restrictions, which do not apply to the Company Common Stock. There can be no assurance that the market price of Holdings Common Stock will be comparable to the market price of the Company Common Stock, or that the market price of Holdings Common Stock will not be adversely affected by the Transfer Restrictions.

   The Transfer Restrictions (i) may have the effect of impeding the attempt of a person or entity to acquire a significant or controlling interest in Holdings,
(ii) may render it more difficult to effect a merger or similar transaction even if such transaction is favored by a majority of the independent stockholders and
(iii) may serve to entrench management. See "THE REORGANIZATION -- Summary of Transfer Restrictions." However, the purpose of the Transfer Restrictions is to help preserve the Tax Benefits, not to have an anti-takeover effect. The Company Board and the Board of Directors of Holdings (the "Holdings Board") believe that the benefits of the Transfer Restrictions outweigh any anti-takeover effect that they may have. Any anti-takeover effect of the Transfer Restrictions will end when the Transfer Restrictions terminate, which will occur on the earlier of: (i) the day after the 15th anniversary of the Effective Time; (ii) the repeal of Section 382 of the Internal Revenue Code of 1986, if the Holdings Board determines that the Transfer Restrictions are no longer necessary; or (iii) the beginning of a taxable year of Holdings to which the Holdings Board determines that no Tax Benefits otherwise available to Holdings may be carried forward. In addition, the Holdings Board, under certain circumstances, may modify certain terms of the Transfer Restrictions including amendments extending or accelerating the termination date of the Transfer Restrictions. See "THE REORGANIZATION -- Summary of Transfer Restrictions."

CONTINUATION OF NET OPERATING LOSS CARRYFORWARDS

   In order to achieve what the Company Board believes to be a reasonable balance between the Company's need to prevent transfers that could cause an "ownership change" for income tax purposes and the desire of Company Stockholders to be able to transfer their shares without undue restrictions, the Transfer Restrictions do not purport to restrict every possible transaction that could cause an "ownership change." Among other things, the Transfer Restrictions will permit certain transfers by "Preexisting 5-Percent Shareholders" and transfers of interests in those shareholders, which transfers could under certain circumstances give rise to an "ownership change" (in contrast, persons who became "5-percent shareholders" of the Company, for purposes of the applicable federal income tax regulations, on or after February __, 1996 will not be "Preexisting 5-Percent Shareholders" and the Transfer Restrictions will prohibit, unless expressly permitted by the Holdings Board, dispositions by such persons of the shares of Holdings Common Stock issued in the Reorganization in exchange for their shares of Company Common Stock). Also, the Transfer Restrictions give authority to the Holdings Board to waive the Transfer Restrictions with respect to certain transactions that would otherwise be prohibited. See "THE REORGANIZATION --Summary of Transfer Restrictions."

   In addition, while the Company believes that the Transfer Restrictions will be enforceable, if the binding nature of the Transfer Restrictions were challenged there is no assurance that a court would hold that the Transfer Restrictions are enforceable. Furthermore, while the Company Board believes that the remedies provided in the Transfer Restrictions are generally sufficient, it is possible that the relevant tax authorities will take the position that the Transfer Restrictions do not provide adequate remedies for tax purposes with respect to every transaction that the Transfer Restrictions purport to prevent. Therefore, even with the Transfer Restrictions in place, it is possible that transactions could occur that would severely limit Holdings' ability to utilize the Tax Benefits. In addition, there can be no assurance that legislation will not be adopted that would limit Holdings' ability to utilize the Tax Benefits in future periods. However, the Company is not aware of any proposed legislation for changes in the tax laws that could materially impact the ability of Holdings to utilize the Tax Benefits as described below.

LIMITATIONS ON THE COMPANY'S ABILITY TO USE TAX BENEFITS

   The extent of the actual future utilization of the Company's Tax Benefits is subject to inherent uncertainty inasmuch as the utilization depends on the amount of otherwise-taxable income against which the Company will be able to utilize the Tax Benefits in future years. Accordingly, even though the Reorganization will reduce the risk that an "ownership change" will occur that could limit the Company's ability to use the Tax Benefits, there can be no assurance that the Company will have sufficient taxable income in future years to actually use the Tax Benefits before they would otherwise expire. Nevertheless, if the Reorganization is consummated the Transfer Restrictions will remain in effect for at least fifteen years unless the Holdings Board determines that they are no longer necessary to preserve the Tax Benefits. See "THE REORGANIZATION -- Summary of Transfer Restrictions -- General."

                               THE ANNUAL MEETING


   This Prospectus/Proxy Statement is being furnished to Company Stockholders in connection with the solicitation of proxies by the Company Board for use at the Annual Meeting to be held at [______________________] located at [______________________], Los Angeles, California, on [__________], 1996, at
[_______], Pacific Time, and at any adjournment or adjournments thereof.

MATTERS TO BE CONSIDERED

   At the Annual Meeting, Company Stockholders will be asked to consider and approve (1) the election of two directors, with terms expiring in 1999; (2) a proposal to adopt the Reorganization Agreement, the purpose of which is to adopt the Transfer Restrictions; and (3) such other business as may properly come before the meeting or any adjournment thereof.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

   Only the holders of record of the outstanding shares of Company Common Stock at the close of business on [__________], 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were [__________] shares of Company Common Stock issued and outstanding.
Holders of record of Company Common Stock at the close of business on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

VOTES REQUIRED

   A quorum, consisting of a majority of the outstanding Company Common Stock must be present in person or by proxy before any action may be taken at the Annual Meeting. The affirmative vote of a plurality of shares of the Company Common Stock represented at the meeting in person or by proxy is required to elect any nominee for director and to approve the stockholder proposal. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve the Reorganization.

   Under the rules of the NYSE, the proposals to be presented for a vote are considered "non-discretionary items" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" will be considered in determining the presence of a quorum at the Annual Meeting but will not be counted as a vote cast for a proposal. Accordingly, abstentions and broker "non-votes" will not affect the election of candidates for director receiving the plurality of votes but will have the same effect as a vote against the Reorganization proposal and the stockholder proposal.

   As of January 31, 1996, directors and executive officers of the Company as a group (7 persons) beneficially owned 341,598 shares of Company Common Stock (exclusive of presently exercisable stock options), which represented 5.6% of the aggregate number of votes entitled to be cast at the Annual Meeting. Such persons have indicated that they intend to vote all such shares for approval of the matters described herein. No such persons will receive any benefits pursuant to any current employment agreement or employee benefit or stock option plan as a result of the Reorganization. See "THE REORGANIZATION."

VOTING, SOLICITATION AND REVOCATION OF PROXIES

   A proxy for use at the Annual Meeting accompanies this Prospectus/Proxy Statement and is solicited by the Company Board. Any Company Stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) properly submitting to the Corporate Secretary a duly-executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. Stockholders who have executed a proxy but intend to vote in person are requested to so notify the Corporate Secretary prior to the time of the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Johanna Unger, Vice President, Controller and Secretary, PS Group, Inc., 4370 La Jolla Village Drive, Suite 1050, San Diego, California 92122. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

   SHARES OF COMPANY COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES, IF SUCH PROXIES ARE RECEIVED IN TIME AND NOT REVOKED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE PROXIES. IF NO INSTRUCTIONS ARE INDICATED, THE PROXIES RELATING TO SHARES OF COMPANY COMMON STOCK WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW, FOR APPROVAL OF THE REORGANIZATION, AGAINST THE STOCKHOLDER PROPOSAL AND WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   The Company will bear the costs of printing and mailing this Prospectus/Proxy Statement as well as all other costs incurred in connection with the solicitation of proxies from the Company's Stockholders on behalf of the Company Board. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $7,500 plus expenses. In addition, proxies may be solicited by mail, personal interview, telephone or telegraph by directors, officers or employees of the Company and its subsidiaries without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Company Common Stock not beneficially owned by them, for forwarding such solicitation materials to and obtaining proxies from the beneficial owners of such stock entitled to vote at the Annual Meeting; and the Company will reimburse such persons for their reasonable expenses incurred in doing so.


                             ELECTION OF DIRECTORS


   The By-laws of the Company provide that the Company Board shall be divided into three classes, with three-year terms expiring in successive years. There are currently five directors on the Company Board divided between the three classes. At the Annual Meeting, two directors are expected to be elected with terms expiring upon the election and qualification of their successors at the 1999 Annual Meeting of Stockholders. The two nominees, Messrs. Rickershauser and Killian, are both currently directors of the Company.

   It is intended that the proxies received by the Company Board will be voted for the election of the nominees for directors named below, unless authority to do so is withheld. It is not contemplated that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the Annual Meeting, the holders of proxies reserve the right to substitute and vote the shares represented by the proxies in favor of such nominee for another person of their choice. Information follows with respect to each nominee and present director of the Company. If the Reorganization is consummated the directors and officers of Holdings will be the directors and officers of the Company immediately prior to the Reorganization. See "THE REORGANIZATION -- Board of Directors and Management of Holdings."

   See "OTHER MATTERS -- Stockholder Proposals" for information regarding certain of the requirements and procedures that apply if stockholders wish to propose nominees for election to the Company Board or submit other business at an annual meeting of the Company Stockholders.

NOMINEES FOR DIRECTOR

The following persons are nominees for directors with terms expiring in 1999 (such persons will also serve for corresponding terms on the Holdings Board if the Reorganization is consummated):

   CHARLES E. RICKERSHAUSER, JR.: Mr. Rickershauser, 67, has been Chairman of the Board of the Company since 1991, a director since 1984 and Chief Executive Officer since October, 1994. From 1980 until 1986 he was Chairman of the Board and Chief Executive Officer of the Pacific Stock Exchange Incorporated. From 1986 until his retirement in 1990 he was a partner in the law firm of Fried, Frank, Harris, Shriver & Jacobson. Mr. Rickershauser also serves as a director of City National Corp. (and its principal subsidiary, City National Bank). He is also a director of Lee Enterprises, Incorporated and The Vons Companies, Inc.

   DONALD W. KILLIAN, JR.: Mr. Killian, 66, has been in the private practice of law since 1955. Since 1984 Mr. Killian has been a sole practitioner in Newport Beach, California. Mr. Killian is also a director of the Daily Journal Corporation. Mr. Killian was elected a director of the Company in 1993.

CERTAIN INFORMATION CONCERNING OTHER DIRECTORS

The following person serves as a director with a term expiring in 1997 (such person will also serve for a corresponding term on the Holdings Board if the Reorganization is consummated):

   J.P. GUERIN: Mr. Guerin, 66, is an investor. From 1965 to 1992 Mr. Guerin was managing partner of Pacific Partners, a limited partnership holding long-term investments. Mr. Guerin was Chairman of the Board of the Company from 1985 until 1991 and Vice Chairman of the Company from 1991 until 1993. Mr. Guerin is a director of Lee Enterprises, Incorporated and is a director and Vice Chairman of the Board of the Daily Journal Corporation. Mr. Guerin has been a director of the Company since 1978.

The following persons serve as directors with terms expiring in 1998 (such persons will also serve for corresponding terms on the Holdings Board if the Reorganization is consummated):

   ROBERT M. FOMON: Mr. Fomon, 71, is, and has been since 1987, President of Robert M. Fomon and Company Inc., a private investment company. Previously Mr. Fomon served as Chief Executive Officer and a Director (from 1970 to 1987) of the E.F. Hutton Group Inc., a holding company for the investment banking firm of E.F. Hutton & Company Inc. Mr. Fomon was associated with E.F. Hutton & Company Inc. for approximately 35 years. Mr. Fomon has been a Director of the Company since 1963.

   GORDON C. LUCE: Mr. Luce, 70, is an independent investment advisor. From 1979 until his retirement in 1990 Mr. Luce was Chairman of the Board and Chief Executive Officer of Great American First Savings Bank, where he had been employed since 1969. Great American First Savings Bank was taken over by the Resolution Trust Corporation in August 1991. Mr. Luce is also a director of All American Communications, Inc. and Molecular Biosystems, Inc. Mr. Luce has been a director of the Company since 1973.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Company Board has standing executive and audit committees. The Company Board sitting as a committee of the whole acts as the Compensation Committee (see "Executive Compensation"). The Company has no nominating committee.

   The Executive Committee is comprised of Messrs. Guerin (Chairman), Rickershauser and Luce. Subject to certain limitations, the Executive Committee exercises the powers of the Company Board in the management of the business and affairs of the Company in the absence of the full Company Board. The Executive Committee did not meet in 1995 but acted by unanimous written consent once during 1995.

   The Audit Committee is comprised of Messrs. Guerin (Chairman), Killian and Luce. The Audit Committee recommends to the Company Board for its nomination independent auditors to audit the consolidated financial statements of the Company, and reviews and approves the overall scope and adequacy of the independent and internal audit programs and the proposed form of the Company's consolidated financial statements. The Audit Committee also reviews the results, findings and recommendations of audits performed by the independent auditors and the internal audit department, the system of internal accounting controls, the significant accounting policies of the Company as they apply to its consolidated financial statements, the audit fees to be paid to the independent auditors and the nature of non-audit services performed by the independent auditors. The Audit Committee met once during 1995.

   The Company Board appointed Mr. Killian as the sole member of a special Litigation Committee to review the 1995 settlement of certain class actions involving the Company and certain of its directors.

   The Company Board met four times, and acted once by unanimous written consent, in 1995. Each director attended all the meetings of the Company Board and the committees on which he served.

   If the Reorganization is consummated, the composition of the committees of the Holdings Board will be identical to those of the Company Board immediately prior to the Reorganization. See "THE REORGANIZATION -- Board of Directors and Management of Holdings."

COMPENSATION OF DIRECTORS

   Directors are paid an annual fee of $10,000 plus a fee of $1,000 for each meeting of the Company Board attended or $350 for attendance by telephone. For attendance at each meeting of a committee of the Company Board which is not held on a day on which the Company Board meets, member directors or those attending by invitation are also paid $1,000 for attendance in person or $350 for attendance by telephone. The Chairman of the Board and Chief Executive Officer is paid an additional annual fee of $115,000 and certain other amounts (please see "Executive Compensation") and the Chairman of the Executive and Audit Committees is paid an additional annual fee of $25,000.

   In addition to the fees described above, the Company paid to Mr. Killian hourly fees aggregating $4,200 in 1995 in connection with his services as the sole member of the Litigation Committee.


                             EXECUTIVE COMPENSATION

   This section summarizes certain issues related to the Company's executive compensation policies. It is contemplated that Holdings' executive compensation policies following the Reorganization will be the same as those of the Company. See, "THE REORGANIZATION -- Board of Directors and Management of Holdings."

REPORT ON EXECUTIVE COMPENSATION

   Under rules established by the Commission the Company is required to provide certain data and information regarding the compensation and benefits provided to the Chief Executive Officer and the other executive officers of the Company.
The disclosure mandated by the Commission requires the use of certain tables along with this report explaining the underlying reasons for certain compensation decisions affecting those individuals. The Company's executive compensation program is administered by the Company Board sitting as a committee of the whole./1/ In compliance with Commission requirements the Compensation Committee has prepared this report for inclusion in this Prospectus/Proxy Statement.

   Commencing in 1994, the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, is $1 million per person, unless certain performance-related compensation exemptions are met. Since it is unlikely that any officers of the Company will receive in excess of $1 million in aggregate compensation a year in the near future, the Committee has deferred consideration of this provision.

   COMPENSATION PHILOSOPHY. This report reflects the Company's compensation philosophy and also reflects the underlying reasoning for the information set forth in the compensation tables accompanying this report. Mr. Rickershauser, Chairman of the Board of Directors of the Company, also provides part-time services as Chief Executive Officer of the Company. Mr. Rickershauser's compensation is established by the Company Board as reflective of the value of the part-time services he provides to the Company and is not tied to the criteria set forth herein for determining the compensation to be paid to full-time officer employees of the Company.

   The Company's executive compensation program is designed to retain its key executive officers. The package consists of a base salary and an annual discretionary bonus. The Company's goal is to provide base compensation commensurate with an individual's level of experience, responsibility and past performance yet at a conservative level so that a significant portion of an executive officer's compensation opportunities can be based on individual performance in a fiscal year. Each officer also has an employment contract with the Company prohibiting reductions in base pay from that last established. Discretionary bonuses are awarded annually if the Company Board believes an individual officer's performance in his or her particular area of responsibility so merits. Individual officer performance is measured primarily by how effectively the individual officer performed his or her assigned job. Compensation for 1995 was not tied to the Company's operating results. It is anticipated that unless the Company's performance were to deviate substantially from the Company's internally projected results, the Company's performance will not be taken into account in determining the compensation of executive officers.

   BASE SALARIES. Mr. Rickershauser has been Chief Executive Officer since October 1994. Mr. Rickershauser performs the duties of Chief Executive Officer on a part-time basis, in addition to his duties as Chairman of the Company Board. Mr. Rickershauser's role as Chairman of the Board included his provision of part-time services to the Company in an executive capacity. In setting his compensation, the Company Board considered the time which Mr. Rickershauser expected to devote to the Company's affairs in his role as part-time Chief Executive Officer and Chairman of the Company Board. The Company Board did not tie Mr. Rickershauser's 1995 compensation to the Company's performance.

   The other two executive officers of the Company are Lawrence A. Guske, Vice President-Finance and Chief Financial Officer, and Johanna Unger, Vice President, Controller and Secretary. Mr. Guske and Ms. Unger each

----------------
/1/ Mr. Rickershauser, Chairman of the Company Board and Chief Executive
    Officer of the Company, was not present during discussions relating to his compensation and abstained from voting on any matters relating to himself.

received pay increases of $5,000 annually in March 1995 and January 1996. These were primarily designed to help their salaries remain competitive and keep pace with inflation.

   ANNUAL DISCRETIONARY BONUSES. The executive officers are eligible to receive bonuses based upon individual performance. Bonuses are normally awarded in March of each year to reflect performance for the prior year. The Committee has specifically elected not to establish defined criteria on which bonus compensation will be based but has instead elected to maintain a subjective approach to bonus compensation based on a post hoc review of the prior year's performance by each officer. In January, 1996, the two full-time executive officers were awarded discretionary bonuses of $50,000.

   LONG-TERM INCENTIVE PROGRAM. There is currently no long-term incentive program in place for executive officers of the Company.


                            Members of the Compensation Committee
                                 Robert M. Fomon
                                 J.P. Guerin
                                 Donald W. Killian, Jr.
                                 Gordon C. Luce
                                 Charles E. Rickershauser, Jr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company Board sits as a committee of the whole with respect to executive compensation matters, except Mr. Rickershauser was not present during discussions regarding, nor did he vote on, compensation matters concerning himself. Mr. Rickershauser did participate in discussions regarding compensation of executive officers other than himself.

SUMMARY COMPENSATION TABLE

   The following table shows the compensation as of the end of each of the last three years ending December 31, 1995 of (i) the Company's chief executive officer and (ii) the two current executive officers (collectively the "Named Executive Officers").



                              Annual Compensation
                              -------------------

                                                                       All Other
Name and Principal Position        Year   Salary (A)   Bonus (B)   Compensation (C)
------------------------------------------------------------------------------------
Charles E. Rickershauser, Jr.      1995    $138,600    $      -        $19,497
 Chairman of the Board and         1994     128,604           -         19,441
 Chief Executive Officer           1993     121,800           -         19,292
Lawrence A. Guske                  1995     170,445      50,000          4,500
 Vice President - Finance and      1994     162,946      35,000          4,500
 Chief Financial Officer           1993     161,600      25,000          4,497

Johanna Unger                      1995     142,446      50,000          4,500
 Vice President, Controller        1994     134,946      35,000          4,500
 and Secretary                     1993     133,600      25,000          4,008

---------------
(A) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code and cash payments designated as automobile allowances. Fees paid to Mr. Rickershauser as a director are included.
(B) Bonuses earned for calendar years 1993, 1994 and 1995 were actually awarded and paid in March 1994, March 1995 and January 1996, respectively.
(C) The Company's contribution to each executive officer's 401(k) plan is included in All Other Compensation. The amount of the 401(k) contribution by the Company in 1995 was $4,158 for Mr. Rickershauser and $4,500 for each of the other Named Executive Officers. In addition, for Mr. Rickershauser, $15,339 is included for life insurance premiums for 1995. The Company has agreed to pay life insurance premiums on Mr. Rickershauser for a period of five years beginning in 1992. All premiums so paid will be reimbursed to the Company out of any death benefits paid under such insurance.

STOCK OPTIONS

 The following table sets forth information with respect to the number of unexercised options held by each of the Named Executive Officers as of the end of the last fiscal year. The Company's 1984 Stock Incentive Plan terminated in March, 1994, and no additional stock options have been granted since such termination.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                       Number of Securities
                                      Underlying Unexercised
Name                                 Options/SARs at December
                                    31, 1995 (all exercisable)
-----------------------------------------------------------------
Charles E. Rickershauser,  Jr.                  --
Lawrence A. Guske                            6,333
Johanna Unger                                3,000

None of the Named Executive Officers exercised any options during 1995. None of the unexercised options were in-the-money at December 31, 1995.

RETIREMENT BENEFITS

   The Company maintains a retirement plan (the "Plan") providing unfunded retirement benefits for its officers. Normal retirement under the Plan is at age 60 with lesser benefits payable upon early retirement. The Plan provides that participating officers (those retiring as an officer or who terminate employment having completed 10 or more years as an officer) receive a monthly benefit of 2.5% of compensation for each year of service up to 20 years plus 2% of compensation for each year of additional service up to five years. The term "Compensation," for such purposes, means the average monthly compensation received from the Company for the 60 consecutive calendar months during the last 120 months in which the officer had the highest compensation. For illustrative purposes the following table provides examples of the annual benefits payable under the Plan as a straight life annuity at age 60.

                               PENSION PLAN TABLE

                                      Years of Service
                    ----------------------------------------------------
 "Compensation"        15         20         25         30         35
 --------------     --------   --------   --------   --------   --------
    $150,000        $ 56,250   $ 75,000   $ 90,000   $ 90,000   $ 90,000
     175,000          65,625     87,500    105,000    105,000    105,000
     200,000          75,000    100,000    120,000    120,000    120,000
     225,000          84,375    112,500    135,000    135,000    135,000
     250,000          93,750    125,000    150,000    150,000    150,000
     300,000         112,500    150,000    180,000    180,000    180,000


   Mr. Guske and Ms. Unger have approximately 26, and 17 years of service, respectively. All amounts listed in the Summary Compensation Table are included in Compensation except that automobile allowances shown under Salary and Company 401(k) contributions shown under All Other Compensation are excluded.

   In 1988 the Company terminated its defined benefit plan (the "Terminated Plan") which covered most employees. Mr. Guske and Ms. Unger each received a lump sum payment for accrued benefits under the Terminated Plan. The benefits payable under the Plan will be reduced by the actuarial equivalent of such lump sum payments. The benefits payable under the Plan are not subject to any deduction for social security or other offset amounts.

   The Plan provides a disability benefit for participating officers with at least three years of service as an officer. This benefit is equal to 60% of regular salary, excluding bonuses (less other long-term disability and social security benefits which may be payable), and is payable for a number of years equal to the number of years of service as an employee. Thereafter, the monthly benefit is reduced to an amount which is the greater of (a) 40% of regular salary, (b) $3,000 or (c) the amount to which he or she would be entitled as a normal retirement benefit on his or her normal retirement date. The benefit continues until the earlier of normal retirement date, recovery from permanent disability or death. In addition, the years of service while disabled are counted toward a retirement benefit but are limited to the number of years of service accumulated at the time of disability.

   Under the Plan, participants are currently required to obtain the consent of the Company if they wish to retire before the age of 55. This consent requirement would no longer apply if the Company were acquired by another party or if the Company consummated certain merger or consolidation transactions. Mr. Guske and Ms. Unger have agreed that the Reorganization will not be treated as a transaction that would terminate this consent requirement and therefore the consent requirement will continue to apply to Mr. Guske and Ms. Unger following the Reorganization.

   The Company has agreed to accrue for Mr. Rickershauser an unfunded retirement benefit of $50,000 per year plus accrued interest thereon (based on the one-year Treasury Bill rate on the first day of each year) for each year he serves as Chairman of the Board of Directors of the Company. This benefit is in lieu of any participation by Mr. Rickershauser in the Plan.

EXECUTIVE EMPLOYMENT AGREEMENTS

   Executive employment agreements have been entered into with Mr. Guske and Ms. Unger. The agreements are for continually renewing one-year periods. Compensation to be paid to each of them is to be determined by the Company Board but is not to be less than the amount last established by the Company Board.
The annual salary for each of them last established in January 1996 was as follows: Mr. Guske, $170,000 and Ms. Unger, $142,000. Under the employment agreements, the Company has agreed to continue for a one-year period their then present compensation if either of them is terminated without cause or resign because certain provisions of their respective agreements have not been complied with by the Company. In the event they are terminated as a result of a change in control of the Company they will be entitled to severance pay equal to two years at their then current compensation. Retirement benefits continue to accrue during such periods. Mr. Guske and Ms. Unger have confirmed that the consummation of the Reorganization will not be a change of control for the purpose of such employment agreements and will not result in the accrual of any additional benefits or rights under such employment agreements.

STOCK PERFORMANCE GRAPH

   The following performance graph compares the five-year cumulative total stockholder returns (assuming reinvestment of dividends) realized by the Company Stockholders with the S&P 500 index and with the peer group described below.
The performance graph assumes $100 is invested in the Company's Common Stock, the S&P 500 index and a composite index of peer companies on December 31, 1990, and that dividends paid during the five years ending December 31, 1995 were reinvested when paid to purchase additional shares. The Company has created a special peer group index because no published peer group accurately mirrors the three different lines of business in which the Company has material revenues. The performance of the Company's aircraft leasing business is closely related to the financial condition of the companies to which it leases aircraft. As a result, the Company believes that the peer group against which the performance of its aircraft leasing business should be measured is more accurately the companies to which it leases aircraft, rather than other companies in the aircraft leasing business and therefore the peer group index includes the three companies to which it leases aircraft. The Company used companies in the fuel sales and distribution and oil and gas business to measure performance in those businesses.

   Within each line of business the selected peer companies were weighted annually by market capitalization at the beginning of each period for which a return is indicated. Weighing of peer companies within the Company's line of businesses was done annually by the asset value of each individual line of business.

   The peer group includes the following companies from each segment:

                Fuel sales and distribution:
                  International Recovery Corp.
                  Mercury Air Group Inc.

                Aircraft leasing:
                  USAir Group, Inc.
                  Continental Airlines, Inc.
                  America West Airlines, Inc.

                Oil and gas:
                  Alta Energy Corp.
                  Hallador Petroleum Corp.
                  Hallador Energy Corp.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG PS GROUP, INC., S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           PS             S&P
(Fiscal Year Covered)        GROUP, INC.    500 INDEX    PEER Group
---------------------        ----------     ---------    ----------
Measurement Pt-  1990        $100           $100         $100
FYE   1991                   $ 81.291       $130.335     $ 76.240
FYE   1992                   $ 25.656       $140.251     $ 75.850
FYE   1993                   $ 36.121       $154.324     $ 84.950
FYE   1994                   $ 29.369       $156.419     $ 44.710
FYE   1995                   $ 33.083       $214.99      $107.580


                 BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

   The following table sets forth as of the Record Date, the number of shares beneficially owned by each nominee to or member of the Board of Directors, for each Named Executive Officer shown in the Summary Compensation Table and for all executive officers, directors and nominees as a group. All references are to Company Common Stock.

                                                   Common Stock    Percent of
                                                   Beneficially      Common
Name                                                 Owned (1)       Stock
-------------------------------------------------------------------------------

Robert M. Fomon                                        281             *
J.P. Guerin                                        319,693(2)         5.3
Lawrence A. Guske                                   12,871(3)          *
Donald W. Killian, Jr.                               1,600(4)          *
Gordon C. Luce                                         153(5)          *
Charles E. Rickershauser, Jr.                        4,000             *
Johanna Unger                                        3,000(6)          *
All current Officers and Directors as a group      341,598(7)         5.6

* Less than 1 percent.

(1) Unless otherwise disclosed, beneficial ownership is direct and the person indicated has sole voting and dispositive power over the shares of common stock listed. In certain instances, as footnoted, ownership figures include shares that may be acquired pursuant to options exercisable within 60 days of the Record Date. All expressions of percentage of shares held assume that the options of the particular person or group in question have been exercised and no others.
(2) Includes (i) 12,358 shares owned by Mr. Guerin's wife, (ii) 50,714 shares and 100,000 shares in the John Patrick Guerin Trust and Guerin Family Trust, respectively, each of which Mr. Guerin is a Trustee and beneficiary and (iii) 156,621 shares in the J. Patrick Guerin III Trust, of which Mr. Guerin is a Trustee but in which he has no beneficial interest. The shares held by the John Patrick Guerin Trust and Guerin Family Trust are pledged as collateral under Mr. Guerin's personal line of credit with a bank, which bank thereby has or shares dispositive power with respect to such shares.
(3) Includes 6,333 shares which may be acquired upon the exercise of stock options.
(4) These shares are held by the Killian Family 1987 Trust of which Mr. Killian is a Trustee and beneficiary.
(5) These shares are held by the Luce Family Trust of which Mr. Luce is a Trustee and beneficiary.
(6)  These shares may be acquired upon the exercise of stock options.
(7) Includes 9,333 shares which officers as a group may acquire upon exercise of stock options.


                 BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS


   The following table sets forth information with respect to all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of January 31, 1996.

                                         Common
                                         Stock
Name and Address                      Beneficially      Percent of
of Beneficial Owner                       Owned        Common Stock
----------------------------------------------------------------------
Berkshire Hathaway Inc. (1)            1,208,032           19.9
1440 Kiewit Plaza
Omaha, Nebraska  68131
ESL Partners, L.P. (2)                 1,198,270           19.7
115 East Putnum Avenue
Greenwich, Connecticut  06830
J.P. Guerin                              319,693            5.3
355 South Grand Avenue
Los Angeles, CA  90071

-----------------
(1)  Ownership information obtained from Berkshire Hathaway Inc. ("Berkshire")
     Schedule 13D dated December 14, 1990 ("Berkshire 13D"). The Berkshire 13D was also filed on behalf of Warren E. Buffett, who may be deemed to control Berkshire Hathaway Inc., and the following subsidiaries of Berkshire (the amount of the Company's stock owned by each such subsidiary as reported in the Berkshire 13D is shown in parentheses following the subsidiaries' names): National Indemnity Company (579,957); National Liability & Fire Insurance Company (330,475); Columbia Insurance Company (197,600); and National Fire and Marine Insurance Company (100,000). Berkshire Hathaway Inc. exercises shared voting and dispositive power over all shares listed. In connection with a 1990 amendment to the Company's Rights Agreement dated as of June 30, 1986 (the "Rights

     Plan") permitting Warren E. Buffett, Berkshire and their respective affiliates to acquire up to 45% of the Company Common Stock without triggering the provisions of the Plan, Berkshire entered into an agreement with the Company dated December 13, 1990 (the "Berkshire Agreement") that:
     (i) it would vote all shares of Company Common Stock owned by it or by its subsidiaries which are in excess of 22.5% of the outstanding Company Common Stock in the same proportion as all other shares of Company Common Stock (including the shares owned by Berkshire not in excess of 22.5%, as to the voting of which Berkshire and its subsidiaries are not restricted by the Berkshire Agreement) are voted in connection with all matters on which shares of Company Common Stock are voted; (ii) it would not sell any shares of Company Common Stock owned by it in any transaction if it knows, following reasonable inquiry, that as a result of such transaction any purchaser would be the "Beneficial Owner" (as defined in the Rights Plan) of a number of shares of Company Common Stock sufficient to make such purchaser an "Acquiring Person" as defined in the Rights Plan; (iii) it would not make any further purchases of shares of Company Common Stock following receipt of notice from the Company that further purchases of such shares by it may cause the de-listing of Company Common Stock on the New York Stock Exchange; (iv) it would not be a "participant," as defined in Rule 14a-11 under the Exchange Act, in any proxy solicitation in opposition to a solicitation by the Company involving the election or removal of Company directors nor solicit, within the meaning of Rule 14a-1(1), any proxy in connection with any other matter on which a vote of Company shareholders is taken if such solicitation is in opposition to any proposal or position approved by the Company Board; (v) it would not be a member of an Exchange Act Section 13(d) group (other than one composed solely of itself and its affiliates) with respect to any securities of the Company; and (vi) it would cause its subsidiaries owning shares of Company Common Stock to comply with the same obligations as itself. Mr. Buffett agreed (the "Buffett Commitment") with the Company in his individual capacity to execute a similar agreement before purchasing any shares of Company Common Stock for his own account and not to make any such purchases while Berkshire owns any shares of Company Common Stock. Also see "THE REORGANIZATION -- Summary of Transfer Restrictions -- Effect of Reorganization Under the Rights Plan."

(2) Ownership information contained in Form 4 filed March 9, 1995. ESL Partners, L.P. exercises sole voting and dispositive power over all shares.


                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's fiscal year 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.


                               THE REORGANIZATION

GENERAL

   Stockholders of the Company are being asked to approve the Reorganization Agreement pursuant to which Merger Sub will merge with and into the Company. As a result of the Reorganization, Holdings will become the parent holding company of the Company and all of the outstanding shares of Company Common Stock will be converted into and exchanged for shares of Holdings Common Stock on a one-for-one basis. The sole purpose of the Reorganization is to effect the Transfer Restrictions. THE FULL TEXT OF THE REORGANIZATION AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROSPECTUS/PROXY STATEMENT, AND THE DISCUSSION BELOW, WHICH SUMMARIZES THE MATERIAL TERMS OF THE REORGANIZATION AGREEMENT, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE THERETO.

   Holdings is a newly-formed Delaware corporation that was formed as a direct wholly-owned subsidiary of the Company for the purpose of becoming the parent holding company of the Company. Merger Sub is a newly-formed Delaware corporation that was formed as a direct wholly-owned subsidiary of Holdings for the purpose of consummating the Reorganization. Holdings and Merger Sub have no operating history and only nominal assets, liabilities and capitalization. If the Reorganization is approved by the stockholders of the Company and all the other conditions set forth in the Reorganization Agreement are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company as the surviving corporation.

   After the Reorganization, the sole business of Holdings will be to own 100% of the outstanding Company Common Stock and thus function as a holding company. The Company will continue its existing business and operations as a wholly-owned subsidiary of Holdings. The consolidated assets, liabilities, stockholders' equity and income of Holdings immediately following the Reorganization will be the same as those of the Company immediately prior to the consummation of the Reorganization. The Holdings Board is comprised of the current members of the Company Board, and the executive officers of Holdings are the same as the executive officers of the Company. The Company will continue to operate under the name "PS Group, Inc." The corporate existence of the Company will continue unaffected and unimpaired by the Reorganization, except that all of the outstanding shares of Company Common Stock will be owned by Holdings. It is possible that the composition of the Company Board will change to reflect the status of the Company as a wholly-owned subsidiary of Holdings. The Company Stockholders will, in turn, own all of the outstanding shares of Holdings Common Stock, having received that stock in exchange for their shares of Company Common Stock as part of the Reorganization.

   The Transfer Restrictions to be implemented by the Reorganization are intended to help prevent the occurrence of an "ownership change" as defined under Section 382 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and the applicable Treasury Regulations thereunder, as amended from time to time (collectively, "Section 382") (an "Ownership Change"), which could severely limit the availability of the Company's Tax Benefits. See "THE
REORGANIZATION -- Preservation of Tax Benefits."   For certain potential
limitations on the effectiveness of the Transfer Restrictions, see "CERTAIN SPECIAL CONSIDERATIONS RELATING TO THE REORGANIZATION -- Continuation of Net Operating Loss Carryforwards."

   Under the General Corporation Law of the State of Delaware (the "Delaware Corporate Law"), if the stockholders adopted the Transfer Restrictions through an amendment to the Company's Certificate of Incorporation (rather than through the Reorganization), the Transfer Restrictions would not be effective to affect transfers of shares of Company Common Stock held by stockholders who do not vote in favor of the Transfer Restrictions. The Delaware Corporate Law further provides that transfer restrictions will not be effective with respect to shares unless they are noted on the certificates representing such shares or the holder or transferee of such shares had actual knowledge of such restrictions. In contrast, by adopting the Transfer Restrictions through the Reorganization, the Company believes the Transfer Restrictions will apply with respect to all shares of Holdings Common Stock, including shares held by stockholders who do not vote in favor of the Reorganization.

   Holdings Common Stock to be issued by Holdings in exchange for Company Common Stock will be deemed to be issued after the adoption of the Transfer Restrictions, which are set forth in Article Eleventh of the Holdings Certificate of Incorporation to be in effect upon consummation of the Reorganization, a copy of which is included as Appendix B to this Prospectus/Proxy Statement. All Holdings Common Stock certificates will contain a legend informing holders and transferees of the Transfer Restrictions, and therefore the Company believes the Transfer Restrictions will apply to all shares of Holdings Common Stock.

   The Transfer Restrictions are intended to bind all holders of shares of Company Common Stock outstanding at the Effective Time and will apply both to shares of Holdings Common Stock issued in exchange for those shares of Company Common Stock outstanding at the Effective Time and to shares of Holdings Common Stock issued thereafter. Transfers of shares of Company Common Stock occurring prior to the Effective Time will not be restricted and all holders of Company Common Stock as of the Effective Time will receive shares of Holdings Common Stock in exchange for their shares of Company Common Stock. However, subsequent transfers of those Holdings shares will be subject to the Transfer Restrictions. Accordingly, persons who became "5-percent shareholders" of the Company (for purposes of Section 382) on or after February __, 1996 and prior to the Effective Time, in contrast to "Preexisting 5-Percent Shareholders," will be prohibited, unless expressly permitted by the Holdings Board, from transferring their shares of Holdings Common Stock so long as the Transfer Restrictions are in effect. See "Summary of Transfer Restrictions -- Prohibited Transfers" and "--Treatment of Preexisting 5-Percent Shareholders".

RECOMMENDATION OF THE BOARD OF DIRECTORS

   The Company Board has unanimously approved the Reorganization Agreement, subject to the receipt of stockholder approval, and unanimously recommends that stockholders of the Company approve the Reorganization. Each director has advised the Company that he plans to vote all of his shares of Company Common Stock in favor of the Reorganization.

PRESERVATION OF TAX BENEFITS

   The Company currently is entitled to substantial Tax Benefits of potentially significant value. The availability of the Company's Tax Benefits would be jeopardized (as described below) if an Ownership Change were to occur in the future. There is a risk that an Ownership Change could result if, among other possibilities, persons acquire 5% or more of the Company Common Stock, or shareholders that already own 5% or more of the Company Common Stock buy or sell shares of Company Common Stock.

   The extent of the actual value of the Company's Tax Benefits is subject to inherent uncertainty inasmuch as the value depends on the amount of otherwise-taxable income against which the Company will be able to utilize the Tax Benefits in future years. Assuming the Company does not experience an Ownership Change, Tax Benefits not fully utilized in the first year they are available may be carried over and utilized in subsequent years, subject to their expiration provisions. Based on information currently available to the Company, the Company had, as of December 31, 1994, Tax Benefits which included (among other items): (a) a federal tax net operating loss carryforward ("NOL") of $83.4 million, expiring beginning in 2005. NOLs offset federal taxable income in future years and eliminate income taxes otherwise payable on such taxable income (except for purposes of calculating alternative minimum tax liability); and (b) a federal investment tax credit carryforward ("ITC") of $12.5 million, expiring in the years 2000 to 2003. ITCs are applied as a credit to reduce federal income tax liability in future years. In general, ITCs may not be used to reduce income taxes until all NOLs have been used.

   Section 382 would impose an annual limit on the use of the Company's NOLs and other Tax Benefits if the Company underwent an Ownership Change. The annual limit on the use of NOLs would be equal to the value of the Company Common Stock immediately before the Ownership Change multiplied by the "long-term tax-exempt rate" in effect at the time of the Ownership Change. The "long term tax exempt rate" is published monthly by the Internal Revenue Service, and as of February, 1996, is 5.46%. The Company estimates that, based on the Tax Benefits as of December 31, 1994 summarized above, as of February, 1996, an Ownership Change would limit the Company's utilization of its Tax Benefits to a maximum potential amount of approximately $3.3 million a year for 15 years, or an aggregate maximum potential amount of approximately $50 million (again, assuming that the Company would otherwise have income against which the reduced amount of Tax Benefits could be utilized). Similar rules apply to the Company's other Tax Benefits. If the Company did not continue its business enterprise for at least two years after an Ownership Change, the NOLs and most of the other Tax Benefits would be disallowed completely.

   In addition, consistent with generally accepted accounting principles, the net deferred tax liability shown on the Company's financial statements has previously been reduced by the estimated value of the Tax Benefits. If an Ownership Change were to occur, the net deferred tax liability shown on the Company's financial statements would be increased significantly and the Company's net income and stockholders' equity on its financial statements would be correspondingly reduced.

   In general, an Ownership Change occurs when the percentage of a corporation's stock owned by one or more "5-percent shareholders" (within the meaning of Section 382) is more than 50 percentage points higher than the lowest percentage that such persons owned (within the meaning of Section 382) at any time during a specified three-year testing period. In general, persons who own 5% or more of a company's stock are "5-percent shareholders," and all other persons who own less than 5% of a company's stock are treated, together, as a single, public group, "5-percent shareholder" (regardless of whether they own an aggregate of 5% of the Company Common Stock). For purposes of determining percentage ownership, Section 382 generally defines stock to include all issued and outstanding stock, except certain preferred stock. In addition, Treasury Regulations provide that certain stock that may be acquired pursuant to warrants, options, rights to purchase stock, rights to convert other instruments into stock, and options or other rights to acquire any such interest may under certain circumstances be deemed to have been acquired for purposes of determining the occurrence of an Ownership Change under Section 382 of the Code.

   Section 382 employs complicated attribution, aggregation and segregation rules to identify "5-percent shareholders." The attribution rules require, among other things, that stock ownership be attributed from entities to their beneficial owners until the stock ownership has been attributed to individuals. Any individual who indirectly owns 5% of the Company is treated as a "5-percent shareholder" of the Company. The aggregation rules cause certain shareholders to be aggregated into one or more public group "5-percent shareholders." The segregation rules cause the public group "5-percent shareholders" to be fragmented into multiple public group "5-percent shareholders" and have the effect of increasing the probability that an Ownership Change will occur. The segregation rules generally apply, with certain exceptions, to issuances and redemptions of stock by the Company, certain reorganizations involving the Company, dispositions of stock by certain "5-percent shareholders" and the deemed exercise of options (and similar instruments) to buy Company Common Stock. For example, under these segregation rules, if the Company purchased Company Common Stock from its stockholders, the degree to which the ownership of the Company has changed under Section 382 would increase and the Company would be closer to undergoing an Ownership Change.

   Calculating whether an Ownership Change has occurred is subject to inherent uncertainty (both because of the complexity and ambiguity of the Section 382 provisions and because of limitations on a publicly-traded corporation's knowledge as to the ownership of, and transactions in, its securities). The Company believes that, as of December 31, 1995, no Ownership Change had occurred with respect to the Company. However, the Company estimates that the aggregate percentage increase in the ownership of its capital stock by "5-percent shareholders" (within the meaning of Section 382) over the three year period ended December 31, 1995 was over 30%. As indicated above, certain transfers of Company Common Stock by or to "5-percent shareholders" (as defined in Section
382) could result in an Ownership Change. The Company does not currently have the ability to prevent transactions that could result in an Ownership Change.

SUMMARY OF TRANSFER RESTRICTIONS

   GENERAL. The following is a summary of the Transfer Restrictions, which are set forth in Article Eleventh of the Holdings Certificate of Incorporation to be in effect immediately following the Reorganization. See Appendix B. The following summary is subject in its entirety to Appendix B. The Transfer Restrictions apply to transfers of Holdings Common Stock and any other instrument that would be treated as "stock," as determined under applicable Treasury Regulations (collectively, "Holdings Stock"). The Transfer Restrictions will apply until the earlier of (x) the day after the 15th anniversary of the effective date of the Reorganization, (y) the repeal of
Section 382 if the Holdings Board determines the Transfer Restrictions are no longer necessary, and (z) the beginning of a taxable year of Holdings to which the Holdings Board determines that no Tax Benefits may be carried forward. However, the Holdings Board will have the power to accelerate or extend the expiration date of the Transfer Restrictions if it determines in writing that such action is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of the Transfer Restrictions is no longer reasonably necessary for the preservation of the Tax Benefits.

   PROHIBITED TRANSFERS. The Transfer Restrictions will generally prohibit, from the Effective Time, any "Transfer" by any person to any other person (the term "Transfer" being broadly defined to include any conveyance, by any means, of legal or beneficial ownership, directly or indirectly, including indirect transfers of Holdings Stock accomplished by transferring interests in other entities that own Holdings Stock) to the extent that the Transfer, if effective, would:

   (a) give rise to a "Prohibited Ownership Percentage," which is defined by reference to complex federal tax laws and regulations, but generally means any direct or indirect ownership that would cause any person (including a "public group," as defined in Section 382, with certain modifications (a "Public Group")) to be considered a "5-percent shareholder" under Section 382, with certain modifications;

   (b) increase the ownership percentage of any person (including a Public Group) that is already a "5-percent shareholder" under Section 382, with certain modifications; or

   (c) create a new "public group" as defined in Section 382 (under Section 382, the transfer of Stock by an existing "5-percent shareholder" to the public would be deemed to result in the creation of a separate, segregated "public group" that would be a new "5-percent shareholder," each as defined in Section 382).

   Holdings will be entitled to require, as a condition to the registration of any Transfer of Stock, that the proposed transferee furnish to Holdings all information reasonably requested by it with respect to all the direct and indirect beneficial or legal ownership interest in, or options to acquire, Stock of the proposed transferee and its affiliates.

   TREATMENT OF PREEXISTING 5-PERCENT SHAREHOLDERS. In order to achieve what the Company Board believes to be a reasonable balance between the Company's need to prevent transfers that could cause an Ownership Change and the desire of Company Stockholders to be able to transfer their shares without undue restrictions, the Transfer Restrictions will contain exceptions permitting certain otherwise-prohibited transfers by "Preexisting 5-Percent Shareholders." In general, "Preexisting 5-Percent Shareholders" include the following persons and entities, as well as certain persons and entities with specified ownership interests in such persons or entities: (i) the owners of 5% or more of the Company Common Stock referred to in the "BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS" section; (ii) any other person who establishes to the satisfaction of the Holdings Board that such person was a direct or indirect owner of 5% of the Company Common Stock on February __, 1996 (the day before the Company's first public announcement of its intention to seek to implement the Transfer Restrictions); and (iii) the subsidiaries of Berkshire Hathaway Inc.

   Preexisting 5-Percent Shareholders will receive different treatment in two respects under the Transfer Restrictions. First, in contrast to the treatment of all other stockholders of Holdings, a transfer of any interest in any Preexisting 5-Percent Shareholder (for example, the stock of Berkshire Hathaway Inc., a partnership interest in ESL Partners, L.P. or a beneficial interest in a family trust established by Mr. Guerin) will not be prohibited, notwithstanding the fact that such transfer would constitute a transfer of a proportionate amount of such Preexisting 5-Percent Shareholder's ownership of Holdings Common Stock for purposes of Section 382. Second, in contrast to the treatment of persons who become "5-percent shareholders" of the Company (for purposes of Section 382) on or after February , 1996, and before the Effective Time, who will be prohibited (pursuant to the prohibitions described in paragraphs (a), (b) and (c) under "Prohibited Transfers" above) from disposing of any shares of Holdings Common Stock without the express consent of the Holdings Board, a transfer of shares of Holdings Common Stock by (but not to) a Preexisting 5-Percent Shareholder will be permitted if it would otherwise be prohibited by the prohibition described in paragraph (c) under "Prohibited Transfers" above so long as such transfer would not also be prohibited by either of the prohibitions described in paragraph (a) or (b) under "Prohibited Transfers" above and the transferred shares of Holdings Common Stock were acquired in exchange for shares of Company Common Stock already owned by such Preexisting 5-Percent Shareholder on February , 1996. These provisions will not permit the Preexisting 5-Percent Shareholders to increase their ownership of Holdings Common Stock without specific approval of the Holdings Board but will provide some measure of flexibility in the ability of Preexisting 5-Percent Shareholders to dispose of shares of Holdings Common Stock they receive in exchange for shares of Company Common Stock already owned by them prior to the Company's first public announcement of its intention to seek to implement the Transfer Restrictions.

   EXEMPTIVE POWER OF HOLDINGS BOARD. The Holdings Board will have the power to approve any otherwise-prohibited Transfer, conditionally or unconditionally, if it determines that a specific proposed transaction will not jeopardize Holdings' full utilization of the Tax Benefits. In addition, the Holdings Board will have the power to waive any of the Transfer Restrictions in any instance where it determines that a waiver would be in the best interests of Holdings notwithstanding the effect of such waiver on the Tax Benefits.

   CONSEQUENCES OF PURPORTED PROHIBITED TRANSFER. Any non-exempt purported Transfer in excess of the shares of Holdings Common Stock that could be transferred without restriction will not be effective to Transfer ownership of such excess shares (the "Prohibited Shares") and the purported acquiror thereof (the "Purported Acquiror") will not be entitled to any rights as a shareholder of Holdings with respect to the Prohibited Shares.

   In the case of a purported Transfer that is prohibited under the provisions summarized in clauses (a) or (b) of the paragraph set forth above under the sub-caption "Prohibited Transfers" (but not clause (c) of such paragraph) or in the case of a Transfer of Holdings Common Stock that would cause a person or Public Group to become a "Prohibited Party" as discussed below, Holdings will have the right (and an obligation to exercise such right within 30 business days of learning of such prohibited Transfer, although failure to act within such period will not constitute a waiver of or any of Holdings' rights) to demand that the Purported Acquiror or Prohibited Party Group (as defined below) transfer any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's or Prohibited Party Group's possession or control, along with any dividends or other distributions received thereon from Holdings ("Prohibited Distributions"), to an agent designated by Holdings (the "Agent") who will be required to sell the Prohibited Shares in an arm's-length transaction (through the NYSE, if possible, but in any event consistent with applicable law), with sale proceeds in excess of the Agent's expenses plus the purchase price paid by the Purported Acquiror for the Prohibited Shares (if they were purchased) or the fair market value of the Prohibited Shares (if they were the subject of a gift or inheritance in favor of the Purported Acquiror), as well as all Prohibited Distributions, being required to be paid to a tax-exempt charitable organization designated by Holdings. If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arm's-length transaction, the Purported Acquiror will be deemed to have done so for the Agent, who will have the right to allow the Purported Acquiror to retain a portion of the resale proceeds not exceeding the amount that the Agent would have been required to remit to the Purported Acquiror out of the proceeds of a resale by the Agent. Any purported Transfer of the Prohibited Shares by the Purported Acquiror (other than a Transfer which (a) is described in the preceding sentences of this paragraph and (b) does not itself violate the Transfer Restrictions) will not be effective to Transfer any ownership of the Prohibited Shares.

   In addition to its above-described powers, if the Holdings Board determines that a purported prohibited Transfer or other action in violation of the Transfer Restrictions has occurred or is proposed, it may take such action as it deems advisable to prevent or refuse to give effect to such purported Transfer or other action, including refusing to give effect to such purported Transfer or other action on Holdings' books or instituting injunctive proceedings.

   If any person knowingly violates the Transfer Restrictions (or knowingly causes any entity under such person's control to do so), such person (and, if applicable, the controlled entity) will be jointly and severally liable to Holdings in such amount as will, on an after-tax basis, put Holdings in the same financial position as it would have been in had such violation not occurred.

   With respect to any Transfer of Holdings Stock which does not involve a transfer of "securities" of Holdings within the meaning of the Delaware Corporate Law ("Securities") but which would cause any person or Public Group (the "Prohibited Party") to violate the provisions summarized in clauses (a) or
(b) of the paragraph set forth above under the sub-caption "Prohibited Transfer," the following procedure will apply. The Prohibited Party and/or any person or Public Group whose ownership of Holdings Stock is attributed to the Prohibited Party under Section 382 (collectively, the "Prohibited Party Group") will be deemed to have disposed of (and will be required to dispose of) sufficient Securities, simultaneously with the Transfer, to cause the Prohibited Party not to be in violation of the provisions summarized in either of those clauses, and such Securities will be treated as Prohibited Shares to be disposed of through the Agent under the provisions summarized above, with the maximum amount payable to the Prohibited Party from the proceeds of sale by the Agent being the fair market value of the Prohibited Shares at the time of the prohibited Transfer.

   Notwithstanding the above-described enforcement provisions, nothing in the Transfer Restrictions will preclude the settlement of any transaction involving Holdings Stock entered into through the facilities of the NYSE, the PSE or any other national securities exchange.

   OTHER POWERS OF THE HOLDINGS BOARD. The Holdings Board will have the power to accelerate or extend the expiration date of the Transfer Restrictions, modify the definitions of any terms set forth therein or conform certain provisions to make them consistent with any future changes in federal tax law, in the event of a change in law or regulation or if it otherwise believes such action is in the best interests of Holdings, provided the Holdings Board determines in writing that such action is reasonably necessary or desirable to preserve the Tax Benefits or that continuation of the Transfer Restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. In addition, the Holdings Board will have the power to adopt By-laws, regulations and procedures, not inconsistent with the Transfer Restrictions, for purposes of determining whether any acquisition of Stock would jeopardize the ability of Holdings to preserve and use the Tax Benefits and for the orderly application, administration and implementation of the Transfer Restrictions. The Holdings Board will also have the exclusive power and authority to administer, interpret and make calculations under the Transfer Restrictions, which actions shall be final and binding on all parties if made in good faith.

   Except for amendments made by the Holdings Board of Directors as described above, the Transfer Restrictions may not be amended or deleted from the Holdings Certificate of Incorporation unless the approval of 66 2/3% of the holders of the outstanding shares of Holdings Common Stock is obtained.

   ANTI-TAKEOVER EFFECT OF TRANSFER RESTRICTIONS. The Transfer Restrictions (i) may have the effect of impeding the attempt of a person or entity to acquire a significant or controlling interest in Holdings, (ii) may render it more difficult to effect a merger or similar transaction even if such transaction is favored by a majority of the independent stockholders and (iii) may serve to entrench management. In addition to the Transfer Restrictions, Holdings will be subject to certain other provisions of the Holdings Certificate of Incorporation, which the Company is currently subject to, that may have the effect of discouraging a takeover or similar transaction, including (a) a classified Board of

Directors, (b) the authority, vested in the Holdings Board, to issue up to one million shares of preferred stock and to fix the preferences and rights thereof,
(c) the requirement that stockholder amendments to the Holdings By-laws be approved by 66-2/3% of the outstanding shares of Holdings Common Stock, (d) the elimination of the ability of the stockholders of Holdings to act by written consent, (e) the requirement that certain business combinations with related persons be approved by 66-2/3% of the outstanding shares of Holdings Common Stock and 50% of the shares held by stockholders other than related persons and
(f) the requirement that amendments to the Holdings Certificate of Incorporation relating to items (a), (d) and (e) be approved by 66-2/3% of the outstanding shares of Holdings Common Stock and 50% of the shares of Holdings Common Stock held by stockholders other than related persons. The 66-2/3% and 50% approval requirements are also applicable to stockholder amendments of the Transfer Restrictions.

   In addition, the Holdings By-laws will contain a provision (identical to a provision in the Company's By-laws) which permits stockholders to call a special meeting of the stockholders if, and only if, the purpose of the special meeting is to remove a director or directors for cause.

   The purpose of the Transfer Restrictions is to help preserve the Tax Benefits, however, not to have an anti-takeover effect. The Company Board and the Holdings Board believe that the benefits of the Transfer Restrictions outweigh any anti-takeover effect that they may have. In addition, management does not presently intend to adopt any anti-takeover measures. For a description of the effect of the Reorganization on the Company Rights Plan see "Form of Reorganization" below.

FORM OF THE REORGANIZATION

   The Company incorporated Holdings and Merger Sub under the laws of the State of Delaware in January, 1996 for the purposes of accomplishing the Reorganization. Pursuant to the Reorganization Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. In connection with the Reorganization, (i) each share of Company Common Stock will be converted into the right to receive one share of Holdings Common Stock, (ii) each share of common stock of Merger Sub held by Holdings will be automatically converted on a one-for-one basis into shares of Company Common Stock, and (iii) shares of Holdings Common Stock held by the Company prior thereto will be cancelled. As a result of the Reorganization, Holdings will become the owner of all of the outstanding shares of Company Common Stock and each Company Stockholder will become the owner of one share of Holdings Common Stock for each share of Company Common Stock held immediately prior to the Reorganization. In addition, each outstanding option to acquire Company Common Stock will become an option to acquire an equivalent number of shares of Holdings Common Stock. A vote in favor of the Reorganization will constitute a vote in favor of the assumption of such options by Holdings for the purposes of Rule 16b-3 under the Exchange Act. See "EXECUTIVE COMPENSATION -- Stock Options" for a description of options held by certain executive officers. With the exception of the assumption of Holdings of the options to purchase Company Common Stock and the guarantee by Holdings of one long-term obligation of approximately $20 million relating to certain leased aircraft (which will be provided by Holdings in order to obtain required consent to the Reorganization from one of the Company's lenders), it is not generally contemplated that Holdings will assume or guarantee any of the Company's obligations.

   The Reorganization will become effective, and the Effective Time will occur, immediately upon the filing of a Certificate of Merger in accordance with the Delaware Corporate Law and upon the satisfaction or waiver of the conditions to the Reorganization. It is presently contemplated that the Certificate of Merger will be filed, and the Effective Time will occur, promptly following approval of the Reorganization by the Company Stockholders at the Annual Meeting, or as soon as practicable thereafter as the conditions to the Reorganization may be satisfied. See "Conditions to the Reorganization and Abandonment."

EFFECT OF REORGANIZATION UNDER THE RIGHTS PLAN

   Pursuant to the Rights Plan, one preferred share purchase right (a "Right") has been issued for, and trades with, each outstanding share of Company Common Stock. Each Right entitles the holder to buy 1/100th of a share of a junior participating preferred stock, Series D, at an exercise price (subject to possible adjustment) of $100 per Right. The Rights become exercisable and separately transferable only if a party becomes an "Acquiring Person" (as defined below) or announces a tender offer for 30% or more of the Company Common Stock. Upon becoming exercisable, the Rights also permit a holder (other than an Acquiring Person) (i) in the event the Company is merged with another company, to receive a number of shares of common stock of the surviving company having a market value of twice the exercise price of each Right, or (ii) in the event a party becomes an Acquiring Person or in the event of self-dealing by a control shareholder, to receive a number of shares of Company Common Stock having a market value of twice the exercise price of each Right. The Rights Plan defines an Acquiring Person as any party that acquires 20% or more of the Company Common Stock except that Warren E. Buffett, Berkshire or their affiliates only become an Acquiring Person if they acquire 45% or more of the Company Common Stock. The Rights are currently scheduled to expire on July 10, 1996. The Company has amended the Rights Plan to provide that the Rights will not be triggered by the consummation of the Reorganization. Immediately following the Reorganization, Holdings will not have in effect a shareholder rights plan comparable to the Company Rights Plan. The Company Board has not yet determined what action will be taken with respect to the Company Rights Plan upon expiration of the Rights in the event that the Reorganization is not consummated by the time the Rights expire. There has been no discussion between the Company and Mr. Buffett or Berkshire with respect to the application of the Berkshire Agreement or the Buffett Commitment (see footnote (1) to the table under "BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS"), which by their terms apply to shares of Company Common Stock and certain actions of Berkshire or Mr. Buffett with respect to the Company, to the Reorganization and the conversion therein of Company Common Stock to Holdings Common Stock.

CONDITIONS TO THE REORGANIZATION AND ABANDONMENT

   The Reorganization Agreement provides that it shall not become effective until all of the following first shall have occurred: (i) the Reorganization Agreement shall have been approved by a vote of the holders of a majority of the issued and outstanding Company Common Stock; (ii) the Company shall have received, in form and substance satisfactory to it, an opinion from counsel with respect to certain federal income tax effects of the Reorganization and the provisions of the Transfer Restrictions (the Company has determined that this condition has been satisfied); (iii) Holdings Common Stock to be issued in exchange for Company Common Stock shall be approved for listing, upon official notice of issuance, by the NYSE and the PSE; and (iv) the Company and Holdings shall have obtained any other necessary consents, approvals or authorizations the Company deems necessary or appropriate for the Reorganization. It is currently anticipated that none of these conditions will be waived by Holdings or the Company and that all of them will be satisfied. No material federal or state regulatory approvals are required in connection with the Reorganization.

   An opinion of counsel passing upon the description contained herein of the federal income tax consequences of the Reorganization has been received. See "THE REORGANIZATION -- Certain Federal Income Tax Consequences."

   If stockholders of the Company approve the Reorganization at the Annual Meeting, the Reorganization is expected to become effective as soon as practicable after the other conditions to consummation of the Reorganization have either been satisfied or waived. If the Reorganization is not approved by the Company's stockholders, the Company will continue to operate without the Transfer Restrictions and without a holding company structure. All expenses which relate to the Reorganization will be paid by the Company whether or not the Reorganization is approved by its stockholders and the Reorganization is consummated.

   The Reorganization Agreement provides that the Company and Merger Sub, by mutual consent of their respective Board of Directors, may amend, modify or supplement the Reorganization Agreement, and the Board of Directors of the Company may terminate the Reorganization Agreement or abandon the Reorganization at any time prior to the Effective Time, even following stockholder approval.

CERTIFICATE OF INCORPORATION AND BY-LAWS

   The following is a summary of the material differences between the Holdings Certificate of Incorporation and Holdings By-laws to be in effect immediately following the Reorganization, on the one hand, and the Company Certificate of Incorporation and Company By-laws, on the other. THE FULL TEXT OF THE HOLDINGS CERTIFICATE OF INCORPORATION AND THE HOLDINGS BY-LAWS TO BE IN EFFECT IMMEDIATELY FOLLOWING THE REORGANIZATION ARE ATTACHED AS APPENDICES B AND C, RESPECTIVELY, TO THIS PROSPECTUS/PROXY STATEMENT, AND ANY DISCUSSION OF THE HOLDINGS CERTIFICATE OF INCORPORATION AND HOLDINGS BY-LAWS CONTAINED HEREIN, INCLUDING THE DISCUSSION BELOW, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE THERETO.

   The Holdings Certificate of Incorporation will contain provisions substantially the same as those in the Company's Certificate of Incorporation, with the following exceptions: (i) The Company's Certificate of Incorporation does not contain the Transfer Restrictions that will be included in Article XI of the Holdings Certificate of Incorporation; (ii) Article I of the Company's Certificate of Incorporation provides that the corporate name is "PS Group, Inc.", while Article I of the Holdings Certificate of Incorporation will provide that the corporate name is "PS Group Holdings, Inc."; (iii) Article V of the Company Certificate of Incorporation classifies the Company Board into three classes with initial terms ending in 1979, 1980 and 1981, respectively, whereas the Holdings Certificate of Incorporation will classify the Holdings Board into three classes but the initial terms will end in 1997, 1998 and 1999, respectively, thus giving the provision current relevance; and (iv) Article X of the Company Certificate of Incorporation provides that certain articles therein may not be amended without approval of holders of at least two-thirds of the outstanding Company Common Stock; the Holdings Certificate will contain an identical two-thirds approval requirement but will add to the list of articles governed by such requirement Article XI containing the Transfer Restrictions.

   The Holdings By-laws will be substantially identical to the Company's By-laws as in effect immediately before the Effective Time, with the following exceptions: (i) a change in the Holdings By-laws (corresponding to the change in the Holdings Certificate of Incorporation summarized above) relating to the initial terms of the three classes of directors on the Holdings Board; (ii) the provision currently in the Company By-laws relating to the obligations of the Company and its transfer agent with respect to transfers of stock of the Company will be included in the Holdings By-laws but will contain a qualifying provision by reference to the Transfer Restrictions and to any by-laws or other written rules adopted pursuant thereto; and (iii) a provision in the Company By-laws concerning consent solicitation procedures will be deleted from the Holdings By-laws because it would be inconsistent with a provision in the Holdings Certificate of Incorporation eliminating shareholder action by written consent in lieu of a meeting. Such provision in the Holdings Certificate of Incorporation will be identical to a provision in the Company Certificate of Incorporation which is inconsistent with, and under the Delaware Corporate Law prevails over, the applicable provision in the Company By-laws. Thus, the difference between the Holdings By-laws and the Company By-laws referred to in
(iii) will not effect any substantive difference between the rights of holders of Holdings Common Stock and the rights of holders of Company Common Stock.

APPRAISAL RIGHTS

   Pursuant to Section 262 of the Delaware Corporate Law, no holder of Company Common Stock will have appraisal rights in connection with the Reorganization because the Company Common Stock is listed on a national securities exchange, and the Company's stockholders will be required under the terms of the Reorganization Agreement to accept shares of Holdings Common Stock for their Company Common Stock.

BOARD OF DIRECTORS AND MANAGEMENT OF HOLDINGS

   BOARD OF DIRECTORS. The Holdings Board will consist of the same five individuals who comprise the Company Board immediately before the Effective Time, classified into three classes on the basis of their respective remaining terms as directors of the Company and with their respective terms as directors of Holdings expiring when their respective terms of office as directors of the Company would have expired. For information regarding the Company Board, see "ELECTION OF DIRECTORS."

   The directors of Holdings and of the Company are divided into three approximately equal classes, with members of one class to be elected annually for a term of three years and until their successors are elected and qualified. The first class of directors, whose term expires 1997, consists of Mr. J.P. Guerin; the second class of directors, whose term expires in 1998, consists of Messrs. Robert M. Fomon and Gordon C. Luce and in connection with the Annual Meeting, the stockholders will have the opportunity to elect two directors to the third class of directors, whose term expires in 1999. The two nominees for the third class of directors are Messrs. Charles E. Rickershauser, Jr. and Donald W. Killian, Jr., currently directors of the Company with terms expiring in 1996. Approval of the Reorganization by the stockholders of the Company will be deemed to be approval of the directors of Holdings without further action and without changes in classes and terms. Following expiration of the term of a class of directors of Holdings, the successors to such directors will be elected by the stockholders of Holdings. After the Effective Time, the Board of Directors of the Company will be elected by Holdings, as the sole stockholder of the Company.

   The Holdings Board has established executive and audit committees, which have the same members as the current comparable committees of the Company Board, and the entire Holdings Board will serve as its compensation committee, as is presently the case with the Company.

   MANAGEMENT. The three individuals who are executive officers of the Company immediately before the Effective Time will be the only executive officers of Holdings immediately following the Effective Time, holding corresponding offices. The executive officers of Holdings and the Company currently are as follows: Charles E. Rickershauser, Jr., Chairman of the Board and Chief Executive Officer; Lawrence A. Guske, Vice President-Finance, Chief Financial Officer; Johanna Unger, Vice President, Controller and Secretary. At the present time, Holdings does not intend to have any employees.

   Although no determination has yet been made as to the allocation of the compensation of the present directors and executive officers of the Company as between their service for Holdings and their service (if any) for the Company following the Reorganization, the aggregate compensation and benefits of those individuals will not increase as a result of the Reorganization; they will continue to receive the same aggregate compensation and benefits as they presently receive from the Company (unless and until such compensation and benefits are changed at some future time following the Effective Time by the Holdings Board). Further, no change is contemplated in the compensation philosophy established by the Holdings Board sitting as the compensation committee.

PRO FORMA AND COMPARATIVE FINANCIAL STATEMENTS; ACCOUNTING

   Under generally accepted accounting principles, the Reorganization will be accounted for on an historical cost basis similar to that used in pooling-of-interest accounting whereby the consolidated assets and liabilities of Holdings will be recorded at the historical cost of the Company as reflected on the Company's pre-Effective Time consolidated financial statements. Accordingly, the consolidated financial statements of Holdings immediately following the Effective Time will be the same as the consolidated financial statements of the Company immediately prior to the Effective Time. For this reason, pro forma and comparative financial information regarding Holdings and its consolidated subsidiaries giving effect to the Reorganization have not been included herein. Similarly, no selected historical pro forma and other financial data have been included because the Reorganization will have no effect on the Company's historical consolidated financial statements.

CONVERSION OF SECURITIES IN THE REORGANIZATION

   Each share of Company Common Stock outstanding immediately prior to the Reorganization will be converted, by reason of the Reorganization, pursuant to the Reorganization Agreement and without any action by the holder thereof, into the right to receive one share of Holdings Common Stock. The relative powers, designations, preferences, rights and qualifications of Holdings Common Stock, as in effect immediately prior to the Reorganization, will be substantially equivalent in all material respects to the Company Common Stock so converted, except that Holdings Common Stock will be subject to the Transfer Restrictions and Holdings will not, at the Effective Time, have in effect a shareholder rights plan comparable to the Company Rights Plan. Upon consummation of the Reorganization, the Company's outstanding options will be converted into options to purchase Holdings Common Stock.

   Prior to the Reorganization, the Company Common Stock is listed on the NYSE
and PSE under the symbol "PSG."   Following the Reorganization, Holdings Common
Stock will be listed on the NYSE and PSE under the symbol "PSG." On [____________], 1996, the last full trading day on which shares of Company Common Stock were traded prior to the announcement of the Reorganization, the highest and lowest sale price of a share of Company Common Stock were, respectively, [$____] and [$_____]. On [________], 1996, the closing price of a share of Company Common Stock on the NYSE was $[_____].

EXCHANGE OF CERTIFICATES

   At the Effective Time, holders of certificates representing Company Common Stock will cease to have any rights with respect to such shares of Company Common Stock and each such certificate will be deemed to evidence the shares of Holdings Common Stock for which such shares are exchanged in the Reorganization. The stock transfer books of the Company will be closed at the close of business on the business day immediately preceding the Effective Time, and the holders of record of Company Common Stock as of the Effective Time will be the holders of record of Holdings Common Stock immediately after the Effective Time.

   As soon as practicable after the Effective Time, Holdings will furnish a letter of transmittal to stockholders for use in exchanging their stock certificates (each a "Letter of Transmittal"), which will contain instructions with respect to the surrender of Company Common Stock certificates and the distribution of Holdings Common Stock certificates. The Company's stockholders should not send in certificates until they receive the Letter of Transmittal.

   The Company's stockholders who fail to exchange their Company Common Stock certificates on or after the Effective Time by surrendering such certificates, together with a properly completed Letter of Transmittal, to the agent designated by the Company and Holdings (the "Exchange Agent") will not receive certificates representing their Holdings Common Stock. Any dividends declared or distributions made on shares of Holdings Common Stock which such holders have a right to receive will be retained by Holdings until such holders surrender their Company Common Stock certificates in exchange for Holdings Common Stock certificates or until paid to a public official pursuant to applicable abandoned property, escheat or similar laws. No interest will accrue or be payable with respect to any dividends or distributions retained on unissued Holdings Common Stock certificates. In no event will the Exchange Agent, the Company or Holdings be liable to any holder of Company Common Stock for dividends or distributions on shares of Holdings Common Stock delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

   After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of Company Common Stock are presented for transfer, no transfer shall be effected on the stock transfer books of Holdings with respect to such shares and no certificate shall be issued representing the shares of Holdings Common Stock exchangeable for such shares of Company Common Stock unless and until the Company Common Stock certificate representing such shares of Company Common Stock is delivered to the Exchange Agent together with a properly completed Letter of Transmittal (or such other documents as are satisfactory to Holdings and the Exchange Agent in their sole discretion). In addition, it will be a condition to the issuance of any certificate for any shares of Holdings Common Stock in a name other than the name in which the surrendered Company Common Stock certificate is registered that the person requesting the issuance of such certificate either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate of Holdings Common Stock in a name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The Company has received an opinion from Munger, Tolles & Olson, tax counsel to the Company and Holdings in connection with the Reorganization as to certain federal income tax considerations with respect to the Reorganization that are generally applicable to the holders of Company Common Stock, the Company, Holdings and Merger Sub. These considerations are summarized below. This summary is qualified in its entirety by reference to, and is based upon, laws, regulations, rulings and decisions now in effect, all of which are subject to change, and such changes may or may not be retroactive. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular stockholder or to certain types of stockholders subject to special treatment under the federal income tax laws (for example, banks, insurance companies, tax-exempt organizations, dealers in securities or foreign taxpayers), or any aspect of state, local or foreign tax laws. This summary only applies to stockholders who hold stock of the Company or will hold stock of Holdings as a capital asset. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view with respect to any of the items discussed herein, and no ruling from the Service has been or will be sought.

   EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION TO SUCH STOCKHOLDER.

   As a result of the Reorganization, the Company believes that the holders of Company Common Stock will: (1) recognize no gain or loss upon the receipt of Holdings Common Stock in exchange for their Company Common Stock; (2) have an initial tax basis in Holdings Common Stock received that is the same as their adjusted tax basis in the Company Common Stock exchanged therefor; and (3) have a holding period for Holdings Common Stock received that includes their holding period for their Company Common Stock exchanged therefor.

   In addition, the Company believes that the Company, Holdings and Merger Sub should not recognize any taxable gain or loss as a result of the Reorganization, and the Reorganization and the adoption of the Transfer Restrictions should not impair the ability of Holdings, the Company and other members of their affiliated group which file a consolidated federal income tax return, to utilize the Tax Benefits.


                              STOCKHOLDER PROPOSAL

   Joseph S. Pirinea, 119 Jackson Street, Hempstead, New York 11550, who has informed the Company that he is the beneficial owner of 60,850 shares of Company Common Stock, has notified the Company of his intention to introduce a proposal for consideration and action by the Company Stockholders at the Annual Meeting. Mr. Pirinea's proposal, for which the Company Board and the Company accept no responsibility, is set forth below verbatim. THE COMPANY BOARD OPPOSES THIS STOCKHOLDER PROPOSAL FOR THE REASONS STATED AFTER THIS PROPOSAL.

     "WHEREAS, in March, 1994 the management of PS Group, Inc. sold the assets of USTravel Systems, Inc., and in December 1994 the major asset of Recontek, Inc. (both were subsidiaries of PS Group).

     WHEREAS, in October, 1994 reflecting the reduced operations of PS Group, management accepted the resignation of its President/CEO and its Vice President/General Counsel. As a result of the above, it appointed Mr. Rickershauser, Chief Executive Officer. This position was in addition to his role as Chairman of the Board. Both positions require only part time service by Mr. Rickershauser.

     WHEREAS, the corporations major asset and cash flow generator is its aircraft leasing subsidiary which leases the bulk of its fleet to US Air, Inc.

     WHEREAS, in 1995 PS Group, Inc. continued to sell at an approximate 50% discount to book value despite the sale of its money losing operations in 1994; and the return to profitability in 1995. It should be noted that US Air, Inc. also returned to profitability in 1995.

    RESOLVED, Shareholders request the Board of Directors to approve the engagement of an Investment Banking Firm to assist management in determining the most efficient way to maximize shareholder value and utilize its Federal and State tax loss carryforwards and tax credits. The retention of an Investment Banking Firm would assist management in evaluating different alternatives to increasing shareholder value, while avoiding the necessity to increase General and Administrative expenses which were reduced as a result of its downsizing in 1994. Managements' engagement agreement with the Investment Banking Firms should include: the feasibility of the sale or spin off of PS Groups' subsidiaries (PS Trading and Statex), utilization of excess cash flow to pay down debt, institute regular liquidating dividend payments and or buying back stock. In addition the Investment Banking Firm should be instructed to explore the possibility of utilizing excess cash flow to purchase a profitable entity subject to a high corporate tax rate to offset our tax loss carryforward benefits."

   THE COMPANY BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL FOR THE
                                       -------
FOLLOWING REASONS:

   The Company Board does not believe that it is in the best interests of the Company or the Company Stockholders to adopt the stockholder proposal. The Company Board believes that engaging an investment banking firm at this time would be an unproductive use of the Company's funds.

   The Company Board continuously monitors the Company's assets and resources with a view to the interests of the Company Stockholders. For example: the Company Board directed and oversaw the sale of the assets of the Company's travel management and metallic waste recycling businesses in 1994; in December, 1995, the Company Board, based on an evaluation of the Company's condition at year-end 1995, directed that a special distribution of $1.50 per share be made to stockholders; and, in 1996, the Company Board has proposed that the Company Stockholders approve the Reorganization in order to protect the Company's substantial Tax Benefits.

   Engaging an investment banking firm to perform any meaningful analysis of prospective transactions would be expensive. Given the current condition, prospects and operations of the Company and its subsidiaries, with which the Company Board considers itself fully familiar, the Company Board believes that any advice received from an investment banking firm would not be of sufficient practical value to justify the expense.

   In addition, the stockholder proposal recommends that several different possible transactions be studied by an investment banking firm. The Company Board believes that these proposed transactions are inadvisable at this time. The bulk of the Company's revenues are derived from aircraft leases with USAir, Inc. ("USAir"). Because of

USAir's high operating costs and other factors, the future financial viability of USAir continues to be uncertain, despite the fact that USAir showed a profit in 1995. This uncertainty surrounding USAir creates uncertainty regarding the Company's future cash flow revenues from its aircraft leases with USAir. Accordingly, the Company does not believe it would be prudent at this time to expend significant funds to consider any proposal (such as proposals to pay down debt, institute regular dividend payments or make a substantial acquisition for cash) that would require substantial future cash commitments. In addition, because of the restrictions imposed under Section 382 and because any such repurchase program could adversely affect the Company's Tax Benefits, it would be unwise for the Company to expend significant funds to consider the adoption of a stock repurchase program. See "THE REORGANIZATION -- Preservation of Tax Benefits." Finally, the Company Board does not believe that it is appropriate at this time to expend significant resources to consider the sale or spin-off of any of the Company's subsidiaries, because, in the Company Board's view, none of them is an appropriate acquisition candidate or viable stand-alone entity at this time.

   For the foregoing reasons, the Company Board recommends that stockholders vote AGAINST the stockholder proposal.


                                 LEGAL MATTERS

   The validity of the securities being distributed hereby will be passed upon for Holdings by Irell & Manella, Los Angeles, California. Munger, Tolles & Olson, Los Angeles, California, will render an opinion to Holdings and the Company as to certain federal income tax consequences of the Reorganization and the Transfer Restrictions.


                                 OTHER MATTERS

INDEPENDENT AUDITORS

   Ernst & Young LLP were the Company's auditors for 1995 and have been appointed to serve as auditors during 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so and to be available to respond to appropriate questions. In the event the Reorganization is consummated, it is contemplated that Ernst & Young LLP will serve as the independent auditors of Holdings after the Effective Time.

STOCKHOLDER PROPOSALS

   Under Article II, Section 10 of the Company By-laws, matters (other than a nomination for the Company Board) may be brought before the annual meeting of the Company by a stockholder only if pursuant to a timely notice to the Secretary of the Company, which must include information about the matter and the stockholder proposing such matter as required by the Company By-laws. To be timely, notice must be delivered to or mailed and received at the Company's executive offices not less than 30 days nor more than 60 days prior to the date of an annual meeting; provided, however, that if less than 40 days' notice or prior public disclosure of an annual meeting is given, a stockholder's notice must be received at the principal offices of the Company not later than the close of business on the 10th day following the day that notice of the meeting was mailed or public disclosure of such meeting was made.

   Under Article III, Section 3, of the Company By-laws, nominations of persons for election to the Company Board, other than those made by the Company Board, may be made at the Annual Meeting only if pursuant to a timely notice delivered to the Secretary of the Company. To be timely, a stockholder's notice must be delivered not less than thirty days prior to the date of the Annual Meeting. A notice of nomination must set forth each nominee's name, age, business and residential address, principal occupation or employment, beneficial ownership of Company Common

Stock and any other information relating to the nominee that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Such notice shall also be accompanied by a signed consent to serve as a director of the Company of each such nominee.

   Under the rules promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act Rules"), stockholders are entitled, subject to satisfaction of the requirements of the Exchange Act Rules, to require the Company to include a stockholder proposal in the proxy materials distributed by the Company. To be considered for inclusion in the Company's 1997 proxy materials, stockholder proposals must, in addition to complying with the procedures set forth in the Company By-laws, comply with the Exchange Act Rules and must be submitted to the Secretary of the Company at the Company's principal executive offices not later than [_________, 1996]. Under the Exchange Act Rules, the Company is not required to include in its proxy materials any stockholder proposal relating to an election to office.

   Following the Reorganization, all of the rules described above will apply to stockholder proposals with respect to Holdings.



                                 By Order of the Board of Directors



                                 [Signature]

                                 JOHANNA UNGER
                                 Secretary


Dated:  [________, 1996]

                                  APPENDIX A

                             AGREEMENT AND PLAN OF
                          REORGANIZATION BY AND AMONG
                  PS GROUP, INC., PS GROUP HOLDINGS, INC. AND
                          PSG MERGER SUBSIDIARY, INC.

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of January 31, 1996, among PS Group, Inc., a Delaware corporation (the "Company"), PS Group Holdings, Inc., a Delaware corporation ("Holdings"), and PSG Merger Subsidiary, Inc., a Delaware corporation ("Merger Sub").

                                  WITNESSETH:

     WHEREAS, the Company has an authorized capital stock consisting of 10,500,000 shares of common stock, par value $1.00 per share (the "Company Common Stock"), of which 6,068,313 shares are issued and outstanding on the date hereof, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which are outstanding on the date hereof; and

     WHEREAS, Holdings has an authorized capital stock consisting of 10,500,000 shares of common stock, par value $1.00 per share (the "Holdings Common Stock"), of which 100 shares are issued and outstanding and are held by the Company on the date hereof, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which are outstanding on the date hereof (the "Holdings Preferred Stock"); and

     WHEREAS, Merger Sub has an authorized capital stock consisting of 100 shares of common stock (the "Merger Sub Common Stock"), all of which are issued and outstanding and are held by Holdings on the date hereof; and

     WHEREAS, the Company, Holdings and Merger Sub desire to effect a reorganization of the Company into a holding company structure (the "Reorganization") by means of the Merger (as defined below), pursuant to which the Company will become a wholly-owned subsidiary of Holdings and shareholders of the Company will exchange their shares of Company Common Stock for shares of Holdings Common Stock; and

     WHEREAS, the boards of directors of the Company and Merger Sub each desire that, to facilitate the Reorganization, Merger Sub merge with and into the Company (the "Merger") pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL") on the terms set forth in this Agreement, which is intended to constitute, inter alia, an agreement of merger for the
                                 ----------
purposes of the DGCL, and the boards of directors of the Company and Merger Sub have each approved this Agreement; and

     WHEREAS, the board of directors of Holdings has approved this Agreement and authorized Holdings to join and be bound by it; and

     WHEREAS, the board of directors of the Company has directed that this Agreement be submitted to a vote of the Company's stockholders at a special meeting of stockholders (the "Special Meeting"); and

     WHEREAS, Holdings, as the sole stockholder of Merger Sub, and the Company, as the sole stockholder of Holdings, have each adopted this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto agree as follows:

                            ARTICLE 1:  THE MERGER

     1.1  The Merger; Effect of Merger.  At the Effective Time (as defined in
          ----------------------------
Section 1.2 below), Merger Sub shall be merged with and into the Company pursuant to Section 251 of the DGCL, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware under the name of "PS Group, Inc.," all with the effect provided in the DGCL. The Company, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Sub in accordance with the General Corporation Law of the State of Delaware.

     1.2  Effective Time.  The Effective Time shall be the time at which a duly
          --------------
executed and certified copy of a Certificate of Merger with respect to the Merger (the "Certificate of Merger") is filed in the office of the Secretary of State of Delaware in accordance with the provisions of the DGCL.

     1.3  Company Certificate of Incorporation.  The restated certificate of
          ------------------------------------
incorporation, as amended, of the Company, as in effect immediately prior to the Effective Time, shall be and remain the restated certificate of incorporation, as amended, of the Company, as the surviving corporation, following the Effective Time until it shall be amended as provided by law.

     1.4  Company By-laws.  The by-laws of the Company, as in effect immediately
          ---------------
prior to the Effective Time, shall be and remain the bylaws of the Company, as the surviving corporation, following the Effective Time until the same shall be altered, amended or repealed.

     1.5  The Company's Directors and Officers.  The directors and officers,
          ------------------------------------
respectively, of the Company immediately prior to the Effective Time shall continue as the directors and officers, respectively, of the Company following the Effective Time, to hold office until the expiration of their current terms or their prior resignation, removal or death.


     1.6  Holdings' Certificate of Incorporation and By-laws.  Prior to the
          -------------------------------------------------
Effective Time, Holdings shall cause its Certificate of Incorporation and Bylaws to read in their entirety substantially as set forth in Annexes A and B, respectively.

                       ARTICLE 2:  CONVERSION OF SHARES

     2.1  Company Common Stock.  At the Effective Time, automatically by virtue
          --------------------
of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Common Stock issued and outstanding or held in the treasury of the Company immediately prior to the Effective Time shall be converted into the right to receive one share of Holdings Common Stock upon compliance with the procedures specified in Article 3 of this Agreement. No shares of Company Common Stock shall be issued or outstanding after the Effective Time except as set forth in Section 2.2 below.

     2.2  Merger Sub Common Stock.  At the Effective Time, automatically by
          -----------------------
virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock and, as a result thereof, Holdings shall become the sole stockholder of the Company.

     2.3  Holdings Common Stock.  At the Effective Time, automatically by virtue
          ---------------------
of the Merger and without any further action by any of the parties hereto or any other person, each share of Holdings Common Stock issued and outstanding and held by the Company immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding.

     2.4  Stock Option Plans.  At the Effective Time, Holdings shall assume and
          ------------------
continue the Company's 1984 Stock Incentive Plan, as amended, and the Recontek, Inc. 1987 Employment Stock Option Plan (together with the 1984 Stock Incentive Plan, the "Stock Option Plans"), be substituted as the "Company" under the terms and provisions of each of the Stock Option Plans and assume all rights and obligations of the Company under each of the Stock Option Plans as theretofore in effect and all stock options outstanding thereunder (the "Outstanding Options"). The Stock Option Plans and the Outstanding Options shall, pursuant to their terms, thereafter apply to shares of Holdings Common Stock in the same manner as they theretofore applied to shares of Company Common Stock. Prior to the Effective Time, the Company shall take such action with respect to the Stock Option Plans as is appropriate to facilitate performance of the foregoing provisions of this Section 2.4.


                  ARTICLE 3:  EXCHANGE OF STOCK CERTIFICATES

     3.1  Appointment of Exchange Agent.  At or prior to the Effective Time,
          -----------------------------
Holdings shall appoint a bank or trust company selected by Holdings as exchange agent ("Exchange Agent") for the purpose of facilitating the exchange of certificates representing shares of Company Common Stock ("Company Certificates") for certificates representing shares of Holdings Common Stock ("Holdings Certificates").

     3.2  Exchange of Certificates.  As soon as practicable after the Effective
          ------------------------
Time, the Exchange Agent shall mail to each holder of record of Company Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Company Certificates in exchange for Holdings Certificates. Upon proper surrender of a Company Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Holdings Certificate representing a number of shares of Holdings Common Stock equal to the number of shares of Company Common Stock represented by the surrendered Company Certificate.

     3.3  Restriction on Payment of Dividends and Distributions.  No dividends
          -----------------------------------------------------
or other distributions declared after the Effective Time with respect to Holdings Common Stock shall be paid to the holder of any unsurrendered Company Certificate until the holder thereof shall surrender such Company Certificate in accordance with Section 3.2. After the surrender of a Company Certificate in accordance with Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Holdings Common Stock represented by such Company Certificate. Notwithstanding the foregoing, none of Holdings, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     3.4  Issuance of a Holdings Certificate in a Different Name.  If any
          ------------------------------------------------------
Holdings Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a Holdings Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     3.5  No Transfers of Company Common Stock after the Effective Time.  After
          -------------------------------------------------------------
the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of Holdings with respect to such shares and no Holdings Certificate shall be issued representing the shares of Holdings Common Stock exchangeable for such shares of Company Common Stock unless and until such Company Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.2 (or such other documents as are satisfactory to Holdings and the Exchange Agent in their sole discretion).

     3.6  Lost Company Certificates.  In the event any Company Certificate shall
          -------------------------
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holdings, the posting by such person of a bond in such amount as Holdings may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Company Certificate, a Holdings Certificate representing the shares of Holdings Common Stock deliverable in respect of such Company Certificate pursuant to this Agreement.


                   ARTICLE 4:  CONDITIONS TO REORGANIZATION

     4.1  Conditions to Merger.  The consummation of the Reorganization is
          --------------------
subject to the satisfaction, or (to the extent permitted by law) waiver by the Company, of the following conditions prior to the Effective Time:

          (a)  Consents.  Any consents, approvals or authorizations that the
               --------
Company deems necessary or appropriate to be obtained in connection with the consummation of the Reorganization shall have been obtained;

          (b)  Stockholder Approval.  This Agreement shall have been adopted by
               --------------------
the holders of Company Common Stock in accordance with the DGCL;

          (c)  Listing.  Holdings Common Stock to be issued or reserved for
               -------
issuance in connection with the Reorganization shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange and the Pacific Stock Exchange; and

          (d)  Tax Opinion.  The Company shall have received, in form and
               -----------
substance satisfactory to it, an opinion from Munger, Tolles & Olson with respect to certain federal income tax effects of the Reorganization and the provisions of Article XI of Annex A hereto.


                ARTICLE 5:  AMENDMENT, DEFERRAL AND TERMINATION

     5.1  Amendment.  Subject to Section 251(d) of the DGCL, the parties hereto,
          ---------
by mutual consent of their respective boards of directors, may amend this Agreement prior to the filing of the Certificate of Merger with the Secretary of State of Delaware.

     5.2  Deferral.  Consummation of the Reorganization may be deferred by the
          --------
board of directors of the Company or any authorized officer of the Company for a reasonable period of time following the Special Meeting if said board of directors or authorized officer determines that such deferral would be in the best interests of the Company and its stockholders.

     5.3  Termination.  This Agreement may be terminated and the Reorganization
          -----------
may be abandoned at any time prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, whether before or after adoption of this Agreement by the stockholders of the Company, by action of the board of directors of the Company, if said board of directors determines that the consummation of the Reorganization would not, for any reason, be in the best interests of the Company and its stockholders.


                           ARTICLE 6:  MISCELLANEOUS

     6.1  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Delaware.

     6.2  Further Assurances.  From time to time on and after the Effective
          ------------------
Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Reorganization. Merger Sub hereby authorizes and empowers the Company, as the surviving corporation, to execute and deliver all such assignments, assurances and other instruments and to take all such further actions in the name of Merger Sub following the Effective Time.

     6.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

     6.4  Description Headings.  The descriptive headings herein are inserted
          --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by its board of directors, has caused this Agreement to be executed by a duly authorized officer thereof, and has further caused its corporate seal to be hereunto affixed and attested, as of the date first written above.

                                  PS GROUP, INC.

                                  /s/ Charles E. Rickershauser, Jr.
                                  _________________________________
                                    Charles E. Rickershauser, Jr.
                                       Chief Executive Officer


                                  PS GROUP HOLDINGS, INC.

                                  /s/ Charles E. Rickershauser, Jr.
                                  _________________________________
                                     Charles E. Rickershauser, Jr.
                                        Chief Executive Officer



                                  PSG MERGER SUBSIDIARY, INC.

                                  /s/ Charles E. Rickershauser, Jr.
                                  _________________________________
                                     Charles E. Rickershauser, Jr.
                                        Chief Executive Officer

                                    ANNEX A

          (INCLUDED AS APPENDIX B TO THIS PROSPECTUS/PROXY STATEMENT)

                                    ANNEX B

          (INCLUDED AS APPENDIX C TO THIS PROSPECTUS/PROXY STATEMENT)

                                   APPENDIX B

                            RESTATED CERTIFICATE OF
                           INCORPORATION OF PS GROUP
                         HOLDINGS, INC. TO BE IN EFFECT
                           IMMEDIATELY FOLLOWING THE
                                 REORGANIZATION

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            PS GROUP HOLDINGS, INC.



                                   ARTICLE I

            The name of this corporation is PS Group Holdings, Inc.

                                   ARTICLE II

     The address of this corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

     (A) The total number of shares of all classes of capital stock which this corporation shall have the authority to issue is eleven million five hundred thousand (11,500,000) shares, of which ten million five hundred thousand (10,500,000) shares shall be of the par value of $1.00 per share and designated "Common Stock" and one million (1,000,000) shares shall be of the par value of $1.00 per share and designated "Preferred Stock".

     (B) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

          (1) The designation of and number of shares constituting such series;

          (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other class of capital stock or series thereof and whether such dividends shall be cumulative or noncumulative;

          (3) Whether the shares of such series shall be subject to redemption by this corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

          (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

          (5) Whether or not the sales of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of this corporation, and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (6) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights;

          (7) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

          (8) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, this corporation.


                                   ARTICLE V

     (A) The number of directors of this corporation shall be fixed and may be altered from time to time as may be provided in the By-laws. The directors of this corporation need not be stockholders therein.

     (B) The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1997; each initial director in Class II shall hold office until the annual meeting of stockholders in 1998; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1999.

     (C) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

     (D) Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other two classes if there be no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.


                                   ARTICLE VI

     All of the powers of this corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal By-laws made by the Board of Directors; provided, however, that By-laws shall not be adopted, altered, amended or repealed by the stockholders of the corporation except by the vote of the holders of not less than 66-2/3% of the outstanding shares of Common Stock.


                                  ARTICLE VII

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.


                                  ARTICLE VIII

     Action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.


                                   ARTICLE IX

     (A) Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Common Stock of this corporation, which shall include the affirmative vote of at least 50% of the outstanding shares of Common Stock held by stockholders other than a "related person" (as hereinafter defined), shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of this corporation with any related person; provided, however, that such 66-2/3% voting requirement shall not be applicable if:

          (1) The business combination was approved by the Board of Directors of the corporation either (a) prior to the acquisition by such related person of the beneficial ownership of 20% or more of the outstanding shares of the Common Stock of the corporation, or (b) after such acquisition, but only so long as such related person has sought and obtained the unanimous approval by the Board of Directors of such acquisition of more than 20% of the Common Stock prior to such acquisition being consummated; or

          (2) The business combination is solely between this corporation and another corporation, 50% or more of the voting stock of which is owned by this corporation and none of which is owned by a related person; provided that each stockholder of this corporation receives the same type of consideration in such transaction in proportion to his stockholdings; or

          (3) All of the following conditions are satisfied:

               (a) The cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of this corporation in the business combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such related person in acquiring any of its holdings of this corporation's Common Stock or (ii) an amount which bears the same or a greater percentage relationship to the market price of this corporation's Common Stock immediately prior to the announcement of such business combination as the highest per share price determined in (i) above bears to the market price of this corporation's Common Stock immediately prior to the commencement of acquisition of this corporation's Common Stock by such related person, but in no event in excess of two times the highest per share price determined in (i), above; and
                 ---

               (b) After becoming a related person and prior to the consummation of such business combination, (i) such related person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from this corporation (except upon conversion of convertible securities acquired by it prior to becoming a related person or upon compliance with the provision of this Article IX or as a result of a pro rata stock dividend or stock split) and (ii) such
                        --- ----
          related person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation, or made any major changes in this corporation's business or equity capital structure; and
                                                                   ---

               (c) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not this corporation is then subject to such requirements, shall be mailed to the public stockholders of this corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any outside directors, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for its services by this corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such related person and, if there are at the time any such directors, to be selected by a majority of the continuing directors and outside directors).

     (B)  For purposes of this Article IX:

          (1) The term "business combination" shall mean (a) any merger or consolidation of this corporation with or into a related person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a related person, (c) any merger or consolidation of a related person with or into this corporation or a subsidiary of this corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to this corporation or a subsidiary of this corporation, (e) the issuance of any securities of this corporation or a subsidiary of this corporation to a related person, (f) the acquisition by this corporation or a subsidiary of this corporation of any securities of a related person, (g) any reclassification of Common Stock of this corporation, or any recapitalization involving Common Stock of this corporation, consummated within five years after a related person becomes a related person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination;

          (2) The term "related person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (defined below), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934), in the aggregate 20% or more of the outstanding shares of the Common Stock of this corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity;

          (3) The term "substantial part" shall mean more than 10% of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

          (4) Without limitation, any shares of Common Stock of this corporation which any related person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such related person;

          (5) For the purposes of subparagraph (A)(3) of this Article IX, the term "other consideration to be received" shall include, without limitation, Common Stock of this corporation retained by its existing public stockholders in the event of a business combination with such related person in which this corporation is the surviving corporation; and

          (6) With respect to any proposed business combination, the term "continuing director" shall mean a director who was a member of the Board of Directors of this corporation immediately prior to the time that any related person involved in the proposed business combination acquired 20% or more of the outstanding shares of Common Stock of the corporation, and the term "outside director" shall mean a director who is not (a) an officer or employee of this corporation or any relative of an officer or employee,
     (b) a related person or an officer, director, employee, associate or affiliate of a related person, or a relative of any of the foregoing, or
     (c) a person having a direct or indirect material business relationship with this corporation.


                                   ARTICLE X

     The provisions set forth in this Article X and in Articles V, VI, VIII, IX and XI herein may not be repealed or amended in any respect, and no article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Common Stock of this corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding; provided, however, that if there is a related person (as defined in Article IX), such 66-2/3% vote must include the affirmative vote of at least 50% of the outstanding shares of Common Stock held by stockholders other than the related person; and provided further that, notwithstanding this Article X,
Article XI hereof may be amended or modified by the Board of Directors as provided in Article XI.


                                   ARTICLE XI

     (A) TRANSFER RESTRICTIONS. In order to preserve the net operating loss carryforwards (including any "net unrealized built-in loss," as defined under applicable law), capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and other tax benefits (collectively, the "Tax Benefits") to which the corporation or any member of the corporation's "affiliated group" as that term is used in Section 1504 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (collectively, the "Code"), is or becomes entitled prior to the Expiration Date (as hereinafter defined) pursuant to the Code and the Treasury Regulations promulgated thereunder, as amended from time to time ("Treasury Regulations") or any applicable state statute, the following restrictions shall apply until the earlier of (x) the day after the fifteenth
(15th) anniversary of the effective time of the merger of PSG Merger Subsidiary, Inc. with and into PS Group, Inc. (the "Merger"), (y) the repeal of Section 382 of the Code if the Board of Directors determines that the restrictions in this
Article XI are no longer necessary, and (z) the beginning of a taxable year of the corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier or later date in accordance with Section (E) of this Article XI. (The date on which the restrictions of this Article XI expire hereunder is sometimes referred to herein as the "Expiration Date.")

          (1) Definitions.  For purposes of this Article XI:
              -----------

               (a) a "Preexisting 5-Percent Shareholder" shall mean (i) Berkshire Hathaway Inc. or any direct or indirect majority-owned subsidiary of Berkshire Hathaway Inc.; (ii) J.P. Guerin, Fabienne M. Guerin, the John Patrick Guerin

          Trust, the Guerin Family Trust and the J. Patrick Guerin III Trust;
          (iii) ESL Partners, L.P.; (iv) any Person who establishes to the satisfaction of the Board of Directors that such Person was a "5-percent shareholder" of PS Group, Inc. within the meaning of Treasury Regulation Section 1.382-2T(g)(1)(i) or a "first tier entity" of PS Group, Inc. within the meaning of Treasury Regulation Section 1.382-2T(f)(9) on [______________, 1996] [the day before PS Group, Inc.
          first announced its intention to seek to implement the Transfer Restrictions]; and (v) any "5-percent owner," or "higher tier entity," of any Person described in parts (i) through (iv) above, within the meaning of Treasury Regulation Section 1.382-2T(f)(10) and 1.382-2T(f)(14), respectively;

               (b) a "Prohibited Ownership Percentage" shall mean any Stock ownership that would cause a Person or Public Group to be a "5-percent shareholder" of the corporation within the meaning of Treasury Regulation Section 1.382-2T(g)(1)(i) or (ii); for this purpose, whether a Person or Public Group would be a "5 percent shareholder" shall be determined (i) without giving effect to the following provisions: Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (ii) by
          treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulation Section 1.382-2T(h)(2)(i)(A),
          (iii) by substituting the term "Person" in place of "individual" in Treasury Regulation Section 1.382-2T(g)(1)(i), (iv) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulation Section 1.382-2T(d)(1), and (v) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulation Section 1.382-2(a)(4)(i); in addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in part (e) of this subparagraph (A)(1) shall be applied in lieu of the definition in Treasury Regulation
          Section 1.382-2T(f)(18), except that any Option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of Stock by such Person and such Option would be deemed exercised pursuant to Treasury Regulations in effect from time to time (disregarding whether treating such Option as exercised would cause an ownership change);

               (c) a "Public Group" shall have the meaning contained in Treasury Regulation Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the corporation, as that term is used in Treasury Regulation Section 1.382-2T(j)(2)(ii);

               (d) a "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization (including the corporation), or any other entity described in Treasury Regulation Section 1.382-3(a)(1)(i);

               (e) "Stock" refers to all classes of stock of the corporation, all Options to acquire stock of the corporation and all other interests that would be treated as stock in the corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18)(iii), other than (i) stock described in Section 1504(a)(4) of the Code and (ii) stock that would be described in such Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages;

               (f) "Option" shall have the meaning set forth in Treasury Regulation Section 1.382-4;

               (g) "Transfer" shall mean any conveyance, by any means, of legal or beneficial ownership (direct or indirect) of shares of Stock, whether such means are direct or indirect, voluntary or involuntary, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) shares of Stock (and any reference in this Article XI to a Transfer of Stock shall include any Transfer of any interest in any such entity and references to the Persons to whom Stock is Transferred shall include Persons to whom any interest in any such entity shall have been Transferred); and

               (h) "Transferee" means any Person to whom Stock is Transferred.

          (2) Prohibited Transfers.  From and after the effective time of the
              --------------------
     Merger, no Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected: (a) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage; (b) would increase the Stock ownership percentage (determined in accordance with Section 382 of the Code and the Treasury Regulations thereunder) of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (c) would create, under Treasury Regulation Section 1.382-2T(j)(3)(i), a new "public group" as that term is used in Treasury Regulation Section 1.382-2T(f)(13); provided, however, that (x) part (c) of this subparagraph (A)(2) shall not apply to any Transfer of Stock by (but not to) a Preexisting 5-Percent Shareholder if such Transfer is not prohibited by part (a) or (b) of this subparagraph (A)(2) and if such Stock was acquired by such Preexisting 5-Percent Shareholder in exchange for shares of stock of PS Group, Inc. that were owned by such Preexisting 5-Percent Shareholder (within the meaning of Section 382) on [____________, 1996], [the day before PS Group, Inc. first announced its intention to seek to implement the Transfer Restrictions], and (y) nothing in this Article XI shall prohibit the Transfer of any interest in any Preexisting 5-Percent Shareholder.

          (3) Board of Directors Consent to Certain Transfers. The Board of
              ------------------------------------------------
     Directors may permit any Transfer of shares of Stock that would otherwise be prohibited pursuant to subparagraph (A)(2) of this Article XI if information relating to a specific proposed transaction is presented to the Board of Directors and the Board of Directors determines that, based on the facts in existence at the time of such determination, such transaction will not delay, prevent or otherwise jeopardize the corporation's full utilization of the Tax Benefits. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such a Transfer, including without limitation, restrictions on the ability of any Transferee to Transfer shares of Stock acquired through such Transfer; provided, however, that any such restrictions shall be consented to by such Transferee and the certificates representing such shares of Stock shall include an appropriate legend.

          (4) Waiver of Restrictions.  Notwithstanding anything herein to the
              ----------------------
     contrary, the Board of Directors may waive any of the restrictions contained in subparagraph (A)(2) of this Article XI in any instance in which the Board of Directors determines that a waiver would be in the best interests of the corporation, notwithstanding the effect of such waiver on the Tax Benefits.

     (B) PURPORTED TRANSFER IN VIOLATION OF TRANSFER RESTRICTION. Unless the approval or waiver of the Board of Directors is obtained as provided in subparagraphs (A)(3) or (A)(4) of this Article XI, any purported Transfer of Stock in excess of the shares that could be Transferred to the Transferee without restriction under subparagraph (A)(2) of this Article XI shall not be effective to Transfer record, legal, beneficial or any other ownership of such excess shares (the "Prohibited Shares") to the purported acquiror of any form of such ownership (the "Purported Acquiror"), who shall not be entitled to any rights as a stockholder of the corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). Any purported record, beneficial, legal or other owner of Prohibited Shares shall be deemed to be a "Purported Acquiror" of such Prohibited Shares. If there is more than one Purported Acquiror with respect to certain Prohibited Shares (for example, if the Purported Acquiror of record ownership of such Prohibited Shares is not the Purported Acquiror of beneficial ownership of such Prohibited Shares), then references to "Purported Acquiror" shall include any or all of such Purported Acquirors, as appropriate. Subparagraphs (B)(1) and (B)(2) below shall apply only in the case of violations of the restrictions contained in parts (a) and (b) of subparagraph (A)(2) of this Article XI.

          (1) Transfer of Prohibited Shares and Prohibited Distributions to
              -------------------------------------------------------------
     Agent.  Upon demand by the corporation, the Purported Acquiror shall
     -----
     transfer or cause the transfer of any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the corporation (the "Agent"). The Agent shall sell in an arms-length transaction (through the New York Stock Exchange, if possible, but in any event consistent with applicable law) any Prohibited Shares transferred to the Agent by the Purported Acquiror. (The proceeds of such sale shall be referred to as "Sales Proceeds.") If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (B)(2) below if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror other than a transfer which (a) is described in the preceding sentences of this subparagraph (B)(1) and (b) does not itself violate the provisions of this Article XI shall not be effective to transfer any ownership of the Prohibited Shares.

          (2) Allocation of Sale Proceeds, Resale Proceeds and Prohibited
              -----------------------------------------------------------
     Distributions.  The Sale Proceeds or the Resale Proceeds, if applicable,
     -------------
     shall be allocated to the Purported Acquiror up to the following amount:
     (a) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, or (b) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses incurred in performing its duties hereunder and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be paid over to an entity designated by the corporation that is described in Section 501(c)(3) of the Code. In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder.

          (3) Prompt Enforcement Against Purported Acquiror.  Within thirty (30)
              ---------------------------------------------
     business days of learning of the purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party (as hereinafter defined), the corporation through its Secretary shall demand that the Purported Acquiror or the Prohibited Party Group (as hereinafter defined) surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party Group within thirty (30) business days from the date of such demand, the corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this subparagraph (B)(3) shall preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the corporation to act within the time periods set out in this subparagraph (B)(3) shall not constitute a waiver of any right of the corporation to compel any transfer required by, or take any action permitted by, this Article XI. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party or any other violation of Section (A) of this Article XI, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article XI, including, without limitation, refusing to give effect on the books of the corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

          (4) Other Remedies.  In the event that the Board of Directors
              --------------
     determines that a Person proposes to take any action in violation of subparagraph (A)(2) of this Article XI, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of subparagraph (A)(2) of this Article XI, the Board of Directors, subject to subparagraph (B)(5) of this Article XI, may take such action as it deems advisable to prevent or to refuse to give effect to any purported Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such purported Transfer or other action on the books of the corporation or instituting proceedings to enjoin such purported Transfer or other action. If any Person shall knowingly violate, or knowingly cause any other Person under the control of such Person ("Controlled Person") to violate, subparagraph (A)(2) of this

     Article XI, then that Person and any Controlled Person shall be jointly and severally liable for, and shall pay to the corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the corporation as a result of such violation, put the corporation in the same financial position as it would have been in had such violation not occurred.

          (5) No Restriction on Settlement of Exchange Transactions.  Nothing
              -----------------------------------------------------
     contained in this Article XI shall preclude the settlement of any transaction involving Stock entered into through the facilities of the New York Stock Exchange, the Pacific Stock Exchange or any other national securities exchange. The application of the provisions and remedies described in this Section (B) of this Article XI shall be deemed not to so preclude any such settlement.

          (6) Modification of Remedies For Certain Indirect Transfers.  In the
              -------------------------------------------------------
     event of any Transfer of Stock which does not involve a transfer of "securities" of the corporation within the meaning of the Delaware General Corporation Law, as amended ("Securities"), but which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in part (a) or (b) of subparagraph (A)(2) of this Article XI, the application of subparagraphs (B)(1) and (B)(2) shall be modified as described in this subparagraph (B)(6). In such case, the Prohibited Party and/or any Person or Public Group whose ownership of the corporation's Securities is attributed to the Prohibited Party pursuant to Section 382 of the Code and the Treasury Regulations thereunder (collectively, the "Prohibited Party Group") shall not be required to dispose of any interest which is not a Security, but shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group), to cause the Prohibited Party, following such disposition, not to be in violation of part (a) or (b) of subparagraph
     (A)(2) of this Article XI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in subparagraphs (B)(1) and (B)(2) of this Article XI, except that the maximum aggregate amount payable to the Prohibited Party Group in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

     (C) OBLIGATION TO PROVIDE INFORMATION. The corporation may require as a condition to the registration of the Transfer of any Stock that the proposed Transferee furnish to the corporation all information reasonably requested by the corporation with respect to all the direct or indirect beneficial or legal ownership of Stock or Options to acquire Stock by the proposed Transferee and by Persons controlling, or controlled by or under common control with the proposed Transferee.

     (D) LEGENDS. All certificates issued by the corporation evidencing ownership of shares of Stock of this corporation that are subject to the restrictions on Transfer contained in this Article XI shall bear a conspicuous legend referencing the restrictions set forth in this Article XI.

     (E) FURTHER ACTIONS. Subject to subparagraph (B)(5) of this Article XI, nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary or desirable or in the event that the Board of Directors believes one or more of such actions is in the best interest of the corporation, the Board of Directors may (1) accelerate or extend the Expiration Date, (2) modify the definitions of any terms set forth in this Article XI or (3) conform any provisions of Section (A) of this Article XI to the extent necessary to make such provisions consistent with the Code and Treasury Regulations following any changes therein; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination may be based upon an opinion of legal counsel to the corporation and which determination shall be filed with the Secretary of the corporation and mailed by the Secretary to the stockholders of this corporation within ten (10) days after the date of any such determination. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind By-laws, regulations and procedures of the corporation not inconsistent with the express provisions of this Article XI for purposes of determining whether any acquisition of Stock would jeopardize the corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article XI. Such procedures and regulations shall be kept on file with the Secretary of the corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of Stock. The Board of Directors of the corporation shall have the exclusive power and authority to administer this Article XI and to exercise all rights and powers specifically granted to the Board of Directors or the corporation, or as may be necessary or advisable in the administration of this Article XI, including without limitation, the right and power to (1) interpret the provisions of this Article XI, and (2) make all calculations and determinations deemed necessary or advisable for the administration of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the corporation, the Agent, and all other parties.

     (F) BENEFITS OF THIS ARTICLE XI. Nothing in this Article XI shall be construed to give to any Person other than the corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the corporation and the Agent.

          (G) SEVERABILITY. If any provision of this Article XI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI.

                                  APPENDIX C


                  RESTATED BY-LAWS OF PS GROUP HOLDINGS, INC.
                          TO BE IN EFFECT IMMEDIATELY
                         FOLLOWING THE REORGANIZATION

                              RESTATED BY-LAWS OF

                            PS GROUP HOLDINGS, INC.



                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE I              Offices                                            C-1

ARTICLE II             Meetings of Stockholders                           C-1

ARTICLE III            Directors                                          C-3

ARTICLE IV             Officers                                           C-7

ARTICLE V              Seal                                               C-9

ARTICLE VI             Form of Stock Certificate                          C-9

ARTICLE VII            Representation of Shares of
                         Other Corporations                               C-9

ARTICLE VIII           Transfers of Stock                                 C-9

ARTICLE IX             Lost, Stolen or Destroyed
                         Certificates                                     C-10

ARTICLE X              Record Date                                        C-10

ARTICLE XI             Registered Stockholders                            C-10

ARTICLE XII            Fiscal Year                                        C-10

ARTICLE XIII           Notices                                            C-11

ARTICLE XIV            Amendments                                         C-11

ARTICLE XV             Indemnification and Insurance                      C-11

                                      (i)

                               RESTATED BY-LAWS
                                      OF
                            PS GROUP HOLDINGS, INC.
                            -----------------------
                            a Delaware corporation
                    (hereinafter called the "Corporation")


                                   ARTICLE I

                                    OFFICES

     SECTION 1.  Registered Office.  The registered office of this Corporation
                 -----------------
shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

     SECTION 2.  Other Offices.  The Corporation may also have offices at such
                 -------------
other places, either within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     SECTION 1.  Place of Meetings.  Meetings of stockholders shall be held at
                 -----------------
such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.  Annual Meetings.  Annual meetings  of  stockholders  shall  be
                 ---------------
held on the fourth Tuesday of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time set by the Board and stated in the notice of the meeting, at which the stockholders shall elect a Board, and transact such other business as may properly be brought before the meeting.

     SECTION 3.  Special Meetings.  Special meetings of stockholders, for any
                 ----------------
purpose or purposes, unless otherwise prescribed by applicable law or by the Certificate of Incorporation, may be called by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the Chief Executive Officer) and shall be called by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the Chief Executive Officer) or Secretary at the request in writing of a majority of the Board, or if, and only if, the special meeting is to be called for the purpose of removing a member of the Board (a "Director") director or directors for cause, at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and the business transacted at any such special meeting of stockholders shall be limited to the purposes set forth in the notice. Stockholders may not request the call of a special meeting for any purpose other than as provided herein.

     SECTION 4.  Stockholder Lists.  The officer who has charge of the stock
                 -----------------
ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 5.  Notice of Meetings.  Written notice of each meeting of
                 ------------------
stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     SECTION 6.  Quorum and Adjournment.  The holders of a majority of the stock
                 ----------------------
issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

     SECTION 7.  Voting.  In all matters, the vote of the holders of a majority
                 ------
of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 8.  Proxies.  Each stockholder entitled to vote at a meeting of
                 -------
stockholders may authorize in writing or by any other means as is provided in
Section 212 of the Delaware General Corporation Law another person or persons to act for him by proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

     SECTION 9.  Judges of Election.  The Board may appoint a Judge or Judges of
                 ------------------
Election for any meeting of stockholders. Such Judges shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes, and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. The Judges need not be stockholders, and any officer of the Corporation may be a Judge on any position other than a vote for or against a proposal in which he shall have a material interest.

     SECTION 10.  Notice of Stockholder Business.  At an annual meeting of the
                  ------------------------------
stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 10. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                  ARTICLE III

                                   DIRECTORS

     SECTION 1.  Powers.  The Board shall have the power to manage or direct the
                 ------
management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any stockholders meeting, including without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

     SECTION 2.  Number.  The Board shall consist of one or more members in such
                 ------
number as shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of five members. Directors need not be stockholders, and each Director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal.

     SECTION 3.  Nominations.  Nominations of candidates for election as
                 -----------
Directors of the Corporation may be made by the Board or by any stockholder entitled to vote at a meeting at which one or more Directors are to be elected (an "Election Meeting").

     Nominations made by the Board shall be made at a meeting of the Board or by written consent of Directors in lieu of a meeting, not less than thirty days prior to the date of an Election Meeting. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his election as a Director.

     Not less than thirty days prior to the date of an Election Meeting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address, and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such nominee.

     In the event that a person is validly designated as a nominee and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

     SECTION 4.  Class Division and Term.  The Board shall be and is divided
                 -----------------------
into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; and until his successor shall have been elected and qualified; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1997; each initial Director in Class II shall hold office until the annual meeting of stockholders in 1998; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1999.

     In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of Directors so as to maintain such classes as nearly equal as possible.

     SECTION 5.  Vacancies and Newly Created Directorships.  Any vacancy in the
                 -----------------------------------------
Board caused by death, resignation, removal or otherwise, or through an increase in the number of Directors of a class, shall be filled by a majority vote of the remaining Directors of the class in which such vacancy occurs, or by the sole remaining Director of that class if only one Director remains, or by the majority vote of the remaining Directors of the other two classes if there be no remaining members of the class in which the vacancy occurs. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of the office of the class to which he was elected.

     SECTION 6.  Initial Meeting.  The Board shall meet as soon as practicable
                 ---------------
after the annual election of Directors and notice of such first meeting shall not be required.

     SECTION 7.  Regular Meeting.  Regular meetings of the Board shall be held
                 ---------------
without call or notice at such time and place as shall from time to time be fixed by standing resolution of the Board.

     SECTION 8.  Special Meetings.  Special meetings of the Board may be called
                 ----------------
at any time, and for any purpose permitted by law, by the Chairman of the Board, the Chief Executive Officer or by the Secretary on the request (whether written or oral) of any two members of the Board, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time and place of any such meetings shall be given to the Directors by the Secretary, or in case of his absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by private express courier service, by telegraph, by telecopier, by telephone, by personal service, or by any thereof as to different Directors.

     Notice to a Director by mail or by private express courier service shall be deemed to have been given if addressed to such Director at the address shown upon the records of the Corporation for such Director (or as may have been given to the Corporation by such Director for purposes of notice) and deposited in a United States Post Office or delivered to such private express courier service, as the case may be, at least forty-eight hours before the time of the meeting. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted to the recipient by the person giving the notice by electronic means. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office or home of the recipient who may reasonably be expected to communicate the notice to the recipient.

     A notice need not specify the purpose of any special meeting of the Board of Directors. Whenever any Director has been absent from any meeting of the Board of Directors for which notice has not been dispensed with, an entry in the minutes of such meeting to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such Director.

     SECTION 9.  Quorum.  At all meetings of the Board a majority of the whole
                 ------
Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law or by the Certificate of Incorporation or by these By-laws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the Directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had, but no later than the time fixed for the next regular meeting of the Board. Notice of any adjourned meeting need not be given.

     SECTION 10.  Fees and Compensation.  Each Director and each member of a
                  ---------------------
committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine.

     SECTION 11.  Meetings by Telephonic Communication.  Members of the Board or
                  ------------------------------------
any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, if the standing resolutions fixing the time and place of a regular meeting or if the notice of the time and place of any regular or special meeting provides for such participation. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     SECTION 12.  Qualification of Directors.  No person can be elected a
                  --------------------------
Director of this Corporation (whether by vote of the stockholders or the Directors) if, were he or she to be elected a Director, less than a majority of the total number of directors would be Outside Directors. If such a person is nominated for Director, no votes cast for his or her election shall be counted and, for this purpose, the announcement of the results of any election of Directors, shall be delayed pending the determination by the Board referred to below. An Outside Director is a person who is not: (a) an officer or employee of the Corporation or any relative of an officer or employee; (b) a Related Person (as that term is defined in Article X of the Corporation's Certificate of Incorporation) or an officer, director, employee, associate or affiliate of a Related Person, or a relative of any of the foregoing; or (c) a person having a direct or indirect material business relationship with the Corporation. The Board shall be empowered to determine in its sole and absolute discretion whether a person is or is not an Outside Director within the meaning of the foregoing.

     SECTION 13.  Committees.  The Board may, by resolution passed by a majority
                  ----------
of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and if the Board has not designated one or more alternates (or if such a designation has been made, in the absence or disqualification of such alternate(s)), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 14.  Action Without Meetings.  Unless otherwise restricted by
                  -----------------------
applicable law or by the Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without meeting if all members of the Board or of such committee consent thereto in writing as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.


                                  ARTICLE IV

                                   OFFICERS

     SECTION 1.  Appointment and Salaries.  The Board shall appoint the
                 ------------------------
executive officers who shall include a Chief Executive Officer, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or as Senior Vice Presidents), a Secretary, a Controller, and a Treasurer. The Board may also appoint a Chairman of the Board and a President and the Board or the Chief Executive Officer may appoint such other officers (including Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) as the Board or they may deem necessary or desirable. The Board shall fix the salaries of all officers appointed by it. Unless prohibited by applicable law or by the Certificate of Incorporation or by these By-laws, one person may be elected or appointed to serve in more than one official capacity.

     SECTION 2.  Removal and Resignation.  Any officer may be removed, either
                 -----------------------
with or without cause, by the Board or, in the case of an officer not appointed by the Board by the Chief Executive Officer (or if the Board does not appoint a Chief Executive Officer, the President). Any officer may resign at any time by giving notice to the Board or to the Chief Executive Officer (or if the Board does not appoint a Chief Executive Officer, the President), or to the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

     SECTION 3.  The Chairman of the Board.  The Board may, at its election,
                 -------------------------
appoint a Chairman of the Board. If such an officer be elected, he shall, if present, preside at all meetings of the stockholders and of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board.

     SECTION 4.  The Chief Executive Officer.  Subject to such powers, if any,
                 ---------------------------
as may be given by the Board to the Chairman of the Board, if there is such an officer, the Chief Executive Officer shall be the chief executive officer of the Corporation with the powers of general manager, and he shall have supervision over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he may deem advisable. If there be no Chairman of the Board or if he is absent, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board, unless the Board appoints another person who need not be a stockholder, officer or Director of the Corporation, to preside at a meeting of stockholders.

     SECTION 5.  The Vice President.  In the absence of the Chief Executive
                 ------------------
Officer (or, if the Board does not appoint a Chief Executive Officer, the President) or in the event of his inability or refusal to act, the Vice President (or if there be more than one Vice President, the Vice

Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President). The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President, Vice President, and Assistant Vice President. The Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     SECTION 6.  The Secretary.  The Secretary shall attend all meetings of the
                 -------------
Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the committees when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall perform such other duties and have such other powers as the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) may from time to time prescribe.

     SECTION 7.  The Treasurer and the Controller.  The Treasurer and the
                 --------------------------------
Controller shall each have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. Either the Treasurer or the Controller may disburse the funds of the Corporation as may be ordered by the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President), taking proper vouchers for such disbursements, and shall render to the Board and Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) an account of transactions and of the financial condition of the Corporation. The Treasurer and the Controller each shall perform such other duties and have such other powers as the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) may from time to time prescribe.

     SECTION 8.  Assistant Officers.  An Assistant Officer shall, in the absence
                 ------------------
of the officer to whom he is an assistant or in the event of such officers inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) or, in the absence of any designation then in the order of their appointment), perform the duties and exercise the powers of such officer. An Assistant Officer shall perform such other duties and have such other powers as the Board or the Chief Executive Officer (or, if the Board does not appoint a Chief Executive Officer, the President) may from time to time prescribe.

                                   ARTICLE V

                                     SEAL

     It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation, that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts, and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.


                                  ARTICLE VI

                           FORM OF STOCK CERTIFICATE

     Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of the issue.


                                  ARTICLE VII

                REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The Chief Executive Officer or any other officer or officers authorized by the Board or the Chief Executive Officer are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.


                                 ARTICLE VIII

                              TRANSFERS OF STOCK

     Subject to any provisions relating to restrictions on transfer of the Corporation's shares contained in, or adopted pursuant to, these By-laws or the Certificate of Incorporation, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                                  ARTICLE IX

                    LOST, STOLEN OR DESTROYED CERTIFICATES

     The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE X

                                  RECORD DATE

     The Board may fix in advance a date, which shall not be more than sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, not withstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                  ARTICLE XI

                            REGISTERED STOCKHOLDERS

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.


                                  ARTICLE XII

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board.

                                 ARTICLE XIII

                                    NOTICES

     SECTION 1.  Manner of Notice.  Whenever under the provisions of the
                 ----------------
statutes or of the Certificate of Incorporation or of these By-laws notice is required to be given to any Director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letterbox, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, or, in default of other address, to such stockholder at the General Post Office in the City of Wilmington, Delaware, and, in the case of Directors, committee members and officers, by telephone, or by mail or by telegram to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

     SECTION 2.  Waiver of Notice.  Whenever any notice is required to be given
                 ----------------
under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE XIV

                                  AMENDMENTS

     The Board shall have the power to make, adopt, alter, amend and repeal from time to time By-laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend, and repeal By-laws made by the Board; provided, however, that By-laws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation, except by the vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock.


                                  ARTICLE XV

                         INDEMNIFICATION AND INSURANCE

     SECTION 1.  Right to Indemnification.  Each person who was or is a party or
                 ------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     SECTION 2.  Right of Claimant to Bring Suit.  If a claim under Section 1 of
                 -------------------------------
this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

     SECTION 3.  Non-Exclusivity of Rights.  The right to indemnification and
                 -------------------------
the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 4.  Insurance.  The Corporation may maintain insurance, at its
                 ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

     SECTION 5.  Expenses as a Witness.  To the extent that any director,
                 ---------------------
officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     SECTION 6.  Indemnity Agreements.  The Corporation may enter into
                 --------------------
agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Holdings By-laws will provide that Holdings shall indemnify and advance expenses to any person to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Corporate Law"), whenever they are defendants or threatened to be made defendants in any legal or administrative proceeding by reason of the fact that such person is or was a director or officer of Holdings or is or was serving at the request of Holdings as a director, officer, employee or agent of another entity. Section 145 of the Delaware Corporate Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and then, where the person is adjudged to be liable to the corporation, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court shall deem proper.

   The Company and Holdings have entered into Indemnity Agreements with their directors and officers contractually obligating the Company and Holdings to provide indemnification rights substantially similar to those described above.

   Holdings is empowered by Section 102(b)(7) of the Delaware Corporate Law to include a provision in its Certificate of Incorporation that limits a director's liability to Holdings or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. The Holdings Certificate of Incorporation will state that directors shall not be liable for monetary damages for breaches of their fiduciary duty to the fullest extent permitted by the Delaware Corporate Law.

   The Company maintains (and after the Reorganization, Holdings plans to maintain) directors' and officers' insurance for certain expenses and losses for which indemnification is permitted by the Delaware Corporate Law and the Company By-laws, including liabilities under the securities laws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 2.1 Agreement and Plan of Reorganization by and among PS Group, Inc., PS Group Holdings, Inc. and PSG Merger Subsidiary, Inc. (included as Appendix A to the Prospectus/Proxy Statement)

 3.1 Restated Certificate of Incorporation of the Registrant to be in effect immediately following the Reorganization (included as Appendix B to the Prospectus/Proxy Statement)

 3.2 Restated By-laws of the Registrant to be in effect immediately following the Reorganization (included as Appendix C to the Prospectus/Proxy Statement)

 4.1 Specimen of Holdings Common Stock Certificate

 5.1 Opinion of Irell & Manella, counsel to the Registrant in connection with the Reorganization/*/

 8.1 Opinion of Munger, Tolles & Olson, tax counsel to the Registrant in connection with the Reorganization/*/

10.1 Form of Indemnity Agreement

23.1 Consent of Irell & Manella/*/

23.2 Consent of Munger, Tolles & Olson (included in Exhibit 8.1)

24.1 Power of Attorney appointing Charles E. Rickershauser, Jr. and J. P. Guerin to sign and file amendments hereto (included on Signature Page)

99.1 Form of proxy to be distributed to the stockholders of the Company

_______________

/*/ To be filed by amendment

ITEM 22.   UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

 (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

 (2) Every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, PS Group Holdings, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 8th day of February, 1996.

                               PS GROUP HOLDINGS, INC.
                               a Delaware corporation


                               By:   /s/ Charles E. Rickershauser, Jr.
                                  __________________________________________
                                        Charles E. Rickershauser, Jr.
                               Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Charles E. Rickershauser, Jr. and J.P. Guerin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 8, 1996.

           Signature               Title
           ---------               -----


/s/ Charles E. Rickershauser, Jr. Director, Chairman of the Board _________________________________ and Chief Executive Officer
  Charles E. Rickershauser, Jr.    (principal executive officer)



     /s/ Lawrence A. Guske         Vice President-Finance and
_________________________________  Chief Financial Officer
       Lawrence A. Guske           (principal financial officer)



      /s/ Johanna Unger            Vice President, Controller
_________________________________  and Secretary (Controller and
         Johanna Unger             principal accounting officer)



        /s/ J.P. Guerin
_________________________________  Director
          J.P. Guerin

           Signature               Title
           ---------               -----

      /s/ Robert M. Fomon
_________________________________  Director
        Robert M. Fomon



      /s/ Gordon C. Luce
_________________________________  Director
         Gordon C. Luce



      /s/ Donald W. Killian, Jr.
_________________________________  Director
      Donald W. Killian, Jr.

                               INDEX TO EXHIBITS

                                                                                    Sequentially
  Exhibit                                                                             Numbered
   Number                           Description                                         Page
  -------                           -----------                                     ------------
    2.1       Agreement and Plan of Reorganization by and among PS Group, Inc.,
              PS Group Holdings, Inc. and PSG Merger Subsidiary, Inc. (included as Appendix A to the Prospectus/Proxy Statement)

    3.1 Restated Certificate of Incorporation of the Registrant to be in effect immediately following the Reorganization (included as Appendix B to the Prospectus/Proxy Statement)

    3.2 Restated By-laws of the Registrant to be in effect immediately following the Reorganization (included as Appendix C to the Prospectus/Proxy Statement)

    4.1       Specimen of Holdings Common Stock Certificate

    5.1 Opinion of Irell & Manella, counsel to the Registrant in connection with the Reorganization/*/

    8.1 Opinion of Munger, Tolles & Olson, tax counsel to the Registrant in connection with the Reorganization/*/

   10.1       Form of Indemnity Agreement

   23.1       Consent of Irell & Manella/*/

   23.2       Consent of Munger, Tolles & Olson (included in Exhibit 8.1)

   24.1       Power of Attorney appointing Charles E. Rickershauser, Jr.
              and J.P. Guerin to sign and file amendments hereto (included on Signature Page)

   99.1       Form of proxy to be distributed to the stockholders of the Company


_______________

/*/ To be filed by amendment.